Exhibit 10.5
DIAMOND RESORTS OWNER TRUST 2009-1
TIMESHARE LOAN BACKED NOTES, SERIES 2009-1

$169,200,000	9.31%	Timeshare Loan Backed Notes Series 2009-1, Class A
$12,800,000	12.00%	Timeshare Loan Backed Notes Series 2009-1, Class B
NOTE PURCHASE AGREEMENT
October 9, 2009
CREDIT SUISSE SECURITIES (USA) LLC
Eleven Madison Avenue, 4th Floor
New York, New York 10010-3629
Ladies and Gentlemen:
          Section 1. Introductory. Diamond Resorts Owner Trust 2009-1 (the “Issuer”), a Delaware statutory trust, proposes, subject to the terms and conditions stated herein, to sell to Credit Suisse Securities (USA) LLC (the “Initial Purchaser”) the Timeshare Loan Backed Notes, Series 2009-1, Class A and Class B (collectively, the “Notes”) in the Initial Note Balances set forth in Exhibit A attached hereto. The Notes are to be issued under an indenture, dated as of October 1, 2009 (the “Indenture”), by and among the Issuer, Diamond Resorts Financial Services, Inc., a Nevada corporation, as servicer (the “Servicer”) and Wells Fargo Bank, National Association, a national banking association, as indenture trustee (the “Indenture Trustee”). The Securities Act of 1933, as amended, is herein referred to as the “Securities Act”. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Indenture.
          Section 2. Representations and Warranties of the Issuer and DRC. Each of the Issuer and Diamond Resorts Corporation (“DRC”) jointly and severally represent and warrant to the Initial Purchaser, as of the Closing Date, that:
          (a) A preliminary offering circular and an offering circular relating to the Notes to be offered by the Initial Purchaser have been prepared by the Issuer. The preliminary offering circular, dated September 24, 2009 (the “September Preliminary Offering Circular”), the preliminary offering circular, dated October 9, 2009 (the “October Preliminary Offering Circular”, together with the September Preliminary Offering Circular, the “Preliminary Offering Circular”), the final offering circular, dated October 9, 2009 that includes the offering price and other final terms of the Notes (the “Offering Circular”) and any General Use Issuer Free Writing Communication (each, as amended or supplemented by additional information) are collectively referred to as the “Offering Document”. The Offering Document at a particular time means the

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Offering Document in the form actually amended or supplemented and issued at such time.
As of the date of this Agreement, the Offering Document and any Limited Use Issuer Free Writing Communication does not and as of the Closing Date will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document or any Limited Use Issuer Free Writing Communication based upon written information furnished to the Issuer or DRC by the Initial Purchaser specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.
“Free Writing Communication” means a written communication (as such term is defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Notes and is made by means other than the Preliminary Offering Circular or the Offering Circular. “Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Issuer or DRC or used or referred to by the Issuer or DRC, in the form retained in the records of the Issuer or DRC, provided, however, with respect to any cash flow models provided to investors by the Initial Purchaser, “Issuer Free Writing Communication” shall only refer to the collateral data and other statistical information to be used in such cash flow models. “General Use Issuer Free Writing Communication” means any Issuer Free Writing Communication that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit B to this Agreement. “Limited Use Issuer Free Writing Communication” means any Issuer Free Writing Communication that is not a General Use Issuer Free Writing Communication.
          (b) The Issuer is a statutory trust duly formed, validly existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document and to execute, deliver and perform its obligations under each of the Transaction Documents and each other agreement or instrument completed thereby to which it is or will be a party; and the Issuer is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.
          (c) DRC is a corporation duly formed, validly existing and in good standing under the laws of the State of Maryland, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document and to execute, deliver and perform its obligations under each of the Transaction Documents and each other agreement or instrument completed thereby to which it is or will be a party; and DRC is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

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          (d) Neither DRC nor any of its Affiliates is engaged in any business other than the acquisition, marketing, sale, development, management, rental and operation of timeshare resorts and other timeshare activities, the provision of financing for the purchase of timeshare properties and other leisure activities (exclusive of gaming) and activities directly related to or otherwise supporting any of the foregoing.
          (e) The Indenture has been duly authorized and on the Closing Date, the Indenture will have been duly executed and delivered, will conform to the description thereof contained in the Offering Document and will constitute a valid and legally binding obligation of the Issuer, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
          (f) The Notes have been duly authorized; and when the Notes are delivered and paid for pursuant to this Agreement on the Closing Date, such Notes will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Offering Document; will constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and will be entitled to the benefits of the Indenture.
          (g) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Transaction Documents and in connection with the issuance and sale of the Notes by the Issuer.
          (h) The execution, delivery and performance of each of the Transaction Documents and the issuance and sale of the Notes and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, constitute a default under or conflict with, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Issuer, DRC, the Seller or the Transferors, or any of their properties, (ii) any agreement or instrument to which the Issuer, DRC, the Seller or the Transferors is a party or by which the Issuer, DRC, the Seller or the Transferors is bound or to which any of the properties of the Issuer, DRC, the Seller or the Transferors is subject, or (iii) the organizational documents of the Issuer, DRC, the Seller or the Transferors; and the Issuer has full power and authority to sell the Notes as contemplated by this Agreement.
          (i) This Agreement and each other Transaction Document to which the Issuer is a party have each been duly authorized, executed and delivered by the Issuer and constitute a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms. This Agreement and the other Transaction Documents to which DRC is a party have each been duly authorized, executed and

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delivered by DRC and constitute a legal, valid and binding obligation of DRC enforceable against DRC in accordance with its terms.
          (j) The Issuer has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by it.
          (k) Each of the Issuer and DRC possesses all material certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Issuer or DRC, would be likely individually or in the aggregate to produce a material adverse effect on the condition (financial or other), assets, business, properties or results of operations or prospects of the Issuer, whether or not in the ordinary course of business (“Material Adverse Effect”).
          (l) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting DRC or the Issuer or any of their respective properties that, if determined adversely to the Issuer or DRC, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Issuer or DRC to perform its obligations under any of the Transaction Documents, or which are otherwise material in the context of the sale of the Notes; and no such actions, suits or proceedings are threatened or, to the Issuer’s knowledge, contemplated.
          (m) The Issuer is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended (the “Investment Company Act”); and the Issuer is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Document, will not be an “investment company” as defined in the Investment Company Act (including an “excepted investment company”).
          (n) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Notes are listed on any national securities exchange registered under Section 6 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”).
          (o) The offer and sale of the Notes to the Initial Purchaser in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and it is not necessary to qualify an indenture in respect of the Notes. The Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

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          (p) The Issuer has not entered and will not enter into any contractual arrangement with respect to the distribution of the Notes except for this Agreement.
          (q) Upon execution and delivery of the Sale Agreement, the Issuer will have acquired all of the Seller’s right, title and interest in and to the Timeshare Loans free and clear of all Liens.
          (r) Upon the execution and delivery of the Sale Agreement, the Issuer will have the power and authority to pledge the Timeshare Loans to the Indenture Trustee on behalf of the Noteholders.
          (s) Each of the representations and warranties of the Issuer and DRC set forth in each of the Transaction Documents to which they are parties is true and correct in all material respects.
          (t) Any taxes, fees and other governmental charges in connection with the execution and delivery of the Transaction Documents or the execution, delivery and sale of the Notes have been or will be paid prior to the Closing Date.
          (u) Since the respective dates as of which information is given in the Offering Document (x) there has not been any change in or affecting the general affairs, business, management, financial condition, stockholders’ equity, results of operations or regulatory situation of DRC that would or might result in a Material Adverse Effect, (y) DRC has not entered into any transaction or agreement (whether or not in the ordinary course of business) material to DRC that, in either case, would reasonably be expected to materially adversely affect the interests of the holders of the Notes, otherwise than as set forth or contemplated in the Offering Document and (z) it is not in default under any agreement or instrument to which it is a party or by which it is bound which would individually or in the aggregate have a Material Adverse Effect.
          (v) Immediately after the consummation of the transactions to occur on the Closing Date, (i) the fair value of the assets of DRC, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of DRC will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) DRC will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) DRC will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.
          (w) Each of DRC and its Affiliates owns or licenses or otherwise has the right to use all licenses, permits, trademarks, trademark applications, patents, patent applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operation of its businesses, without infringement upon or conflict with the rights of any other Person

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with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.
          Section 3. Purchase, Sale and Delivery of Notes.
          (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions set forth herein, the Issuer agrees to sell to the Initial Purchaser and the Initial Purchaser agrees to purchase from the Issuer the Notes at the respective purchase prices and the Initial Note Balances set forth in Exhibit A attached hereto.
          (b) The Issuer will deliver against payment of the purchase price the Notes to be offered and sold by the Initial Purchaser in reliance on Regulation S (the “Regulation S Notes”) in the form of one or more temporary global notes in registered form without interest coupons (the “Regulation S Global Notes”) which will be deposited with the Indenture Trustee, in its capacity as custodian, for The Depository Trust Company (“DTC”) for the respective accounts of the DTC participants for the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”) and registered in the name of Cede & Co., as nominee for DTC. The Issuer will deliver against payment of the purchase price the Notes to be purchased by the Initial Purchaser hereunder and to be offered and sold by the Initial Purchaser in reliance on Rule 144A under the Securities Act (the “144A Notes”) in the form of one permanent global security in definitive form without interest coupons (the “Rule 144A Global Notes”) deposited with the Indenture Trustee, in its capacity as custodian, for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Notes and the Rule 144A Global Notes shall be assigned separate CUSIP numbers. The Rule 144A Global Notes shall include the legend regarding restrictions on transfer set forth under “TRANSFER RESTRICTIONS” in the Offering Document. Until the termination of the Restricted Period with respect to the offering of the Notes, interests in the Regulation S Global Notes may only be held by the DTC participants for Euroclear and Clearstream. Interests in any permanent global notes will be held only in book-entry form through Euroclear, Clearstream or DTC, as the case may be, except in the limited circumstances permitted by the Indenture.
          (c) Payment for the Notes shall be made by the Initial Purchaser in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Initial Purchaser and designated by the Issuer on October 15, 2009 (or, at such time not later than seven full Business Days thereafter as the Initial Purchaser and the Issuer determine, the “Closing Date”) against delivery to the Indenture Trustee, in its capacity as custodian, for DTC of (i) the Regulation S Global Notes representing all of the Regulation S Notes for the respective accounts of the DTC participants for Euroclear and Clearstream and (ii) the Rule 144A Global Notes representing all of the 144A Notes. The Regulation S Global Notes and the Rule 144A Global Notes will be made available for inspection at the New York office of Baker & McKenzie LLP at least 24 hours prior to the Closing Date.

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          Section 4. Representations of the Initial Purchaser; Resales.
          (a) The Initial Purchaser represents and warrants that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.
          (b) The Initial Purchaser acknowledges and agrees that the Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. The Initial Purchaser represents and agrees that it has offered and sold the Notes, and will offer and sell the Notes (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A. Accordingly, none of the Initial Purchaser or its affiliates, or any persons acting on its behalf, have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and the Initial Purchaser, its affiliates and all persons acting on its behalf has complied and will comply with the offering restrictions requirement of Regulation S. The Initial Purchaser severally agrees that at or prior to confirmation of sale of the Notes, other than a sale pursuant to Rule 144A, the Initial Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Notes from it during the Restricted Period a confirmation or notice to substantially the following effect:
     “The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”
Terms used in this subsection (b) shall have the meanings given to them in Regulation S.
          (c) The Initial Purchaser agrees that it and each of its affiliates will not offer or sell the Notes in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. The Initial Purchaser agrees, with respect to resales made in reliance on Rule 144A of any of the Notes, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Notes has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

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          (d) The Initial Purchaser represents and agrees that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (iii) in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), that with effect from and including the date on which the Prospectus Directive is implemented in that Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of any Notes to the public in that Relevant Member State, other than: (A) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (B) to any legal entity which has two or more of: (1) an average of at least 250 employees during the last financial year, (2) a total sheet of more than €43,000,000, and (3) an annual turnover of more than €50,000,000, all as shown in its last annual or consolidated accounts; (C) to fewer than 100 natural or legal persons (other than qualified investors defined in the Prospectus Directive); or (D) in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided, that no such offer of Notes shall require the Issuer to publish a prospective pursuant to Article 3 of the Prospective Directive.
               For the purposes of this provision, the expression “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
          (e) The Initial Purchaser represents and warrants that (i) it is not, and will not acquire the Notes on behalf or with the assets of, any “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to Title I of ERISA or any other “plan” as defined in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code or any plan that is subject to any substantially similar provision of federal, state or local law (“Similar Law”) (each, a “Plan”), or (ii) no “prohibited transaction” under ERISA or Section 4975 of the Code or a violation of Similar Law that is not subject to a statutory, regulatory or administrative exemption will occur in connection with the Initial Purchaser’s acquisition or holding of the Notes. The Initial Purchaser that is, or that will acquire the Notes on behalf or with assets of, any Plan further represents and warrants that it is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Issuer, DRC, the Seller, the Servicer or the Indenture Trustee, or by an affiliate of any such person.

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          Section 5. Certain Covenants of the Issuer and DRC. The Issuer and DRC each agrees with the Initial Purchaser that:
          (a) The Issuer will advise the Initial Purchaser promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without the Initial Purchaser’s consent. If, at any time following delivery of any document comprising the Offering Document or any Limited Use Issuer Free Writing Communication and prior to the completion of the resale of the Notes by the Initial Purchaser, any event occurs as a result of which the such document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Issuer promptly will notify the Initial Purchaser of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither the consent of the Initial Purchaser to, nor the Initial Purchaser’s delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.
          (b) The Issuer will furnish to the Initial Purchaser copies of each document comprising a part of the Offering Document and each Limited Use Issuer Free Writing Communication, in each case as soon as available and in such quantities as the Initial Purchaser reasonably requests. DRC will cause to be furnished to the Initial Purchaser, on the Closing Date, an Officer’s Certificate attaching a copy of each document comprising a part of the Offering Document, all amendments and supplements to such documents, and each Limited Use Issuer Free Writing Communication, and certifying that such attachments are true and correct copies of the same. DRC will also cause to be furnished to the Initial Purchaser, on the Closing Date, the letters specified in Section 6(a) hereof. At any time the Notes are Outstanding, the Issuer will promptly furnish or cause to be furnished to the Initial Purchaser and, upon request of holders and prospective purchasers of the Notes, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Notes pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Notes. The Issuer will pay the expenses of printing and distributing to the Initial Purchaser all such documents.
          (c) During the period of two years after the Closing Date, the Issuer will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been reacquired by any of them.
          (d) The Issuer shall use its best efforts to ensure that it will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.
          (e) The Issuer will pay all expenses incidental to the performance of its obligations under the Transaction Documents including (i) all expenses in connection with

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the execution, issue, authentication, packaging and initial delivery of the Notes, the preparation of the Transaction Documents and the printing of the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Notes; (ii) the cost of any advertising approved by the Issuer in its discretion in connection with the issue of the Notes; (iii) for any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Notes for sale under the laws of such jurisdictions in the United States [and Canada] as the Initial Purchaser designates and the printing of memoranda relating thereto; (iv) for any fees charged by investment rating agencies for the rating of the Notes, and (v) for expenses incurred in distributing the Offering Document (including any amendments and supplements thereto) to the Initial Purchaser.
          (f) In connection with the offering, until the Initial Purchaser shall have notified the Issuer of the completion of the resale of the Notes, neither the Issuer nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Notes or attempt to induce any person to purchase any Notes; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Notes.
          Section 6. Conditions of the Initial Purchaser’s Obligation. The obligation of the Initial Purchaser to purchase and pay for the Notes on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Issuer and DRC herein, the accuracy of the statements of officers of the Issuer made pursuant to the provisions hereof, to the performance by the Issuer of its obligations hereunder and to the following additional conditions precedent:
          (a) The Initial Purchaser shall have received a letter or letters, dated as of the Offering Circular of BDO Seidman, LLP in form and substance satisfactory to the Initial Purchaser, confirming that they are certified independent public accountants and stating in effect that they have performed certain specified procedures, all of which have been agreed to by the Initial Purchaser, as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Offering Document agrees with the accounting records of the Issuer and DRC, excluding any questions of legal interpretation.
          (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Initial Purchaser, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Notes, whether in the primary market or in respect of dealings in the secondary market, or (ii) (A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Issuer or DRC which, in the judgment of the Initial Purchaser, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Notes; (B) any downgrading in the rating of any debt securities of the Issuer or DRC by any “nationally

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recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer or DRC (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Issuer or DRC on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal or New York authorities; (E) any material disruption of clearing or settlement services in the United States or (F) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Initial Purchaser, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Notes.
          (c) The Notes shall have been duly authorized, executed, authenticated, delivered and issued, and each of the Transaction Documents shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect, and all conditions precedent contained in the Transaction Documents shall have been satisfied.
          (d) The Initial Purchaser shall have received from counsel to each party to the Transaction Documents, written opinions dated the Closing Date and in form and substance satisfactory to the Initial Purchaser, covering such matters as the Initial Purchaser may reasonably request, including but not limited to the following:
          (i) Corporate Opinions. An opinion in respect of each party to the Transaction Documents that such party has been duly formed, is existing and in good standing under the laws of its state of formation, with all requisite power and authority to own its properties and conduct its business; and such party is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the financial position of such party.
          (ii) Legal, Valid, Binding and Enforceable. An opinion in respect of each party to the Transaction Documents that each Transaction Document to which it is a party has been duly authorized, executed and delivered and constitutes the valid and legally binding obligations of each party enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
          (iii) Notes. An opinion that the Notes have been duly authorized, executed, authenticated, issued and delivered and conform to the

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description thereof contained in the Offering Document; constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights; and will be entitled to the benefits of the Indenture.
          (iv) No Consents Required. An opinion in respect of each party to the Transaction Documents that in respect of such party, no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Transaction Documents.
          (v) Litigation. An opinion in respect of each party to the Transaction Documents that in respect of such party, and other than as disclosed in the Offering Circular, there are no pending actions, suits or proceedings against or affecting such party, any of its subsidiaries or any of their respective properties that, if determined adversely to such party or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of such party to perform its obligations under the Transaction Documents; and no such actions, suits or proceedings are threatened or, to such counsel’s knowledge, contemplated.
          (vi) Non-Contravention. An opinion in respect of each party to the Transaction Documents that in respect of such party the execution, delivery and performance of the Transaction Documents to which it is a party will not conflict with, contravene or result in a breach or violation of any of the terms and provisions of, or constitute a default under (A) the organizational documents of such party, (B) any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over such party or any subsidiary of such party or any of their properties, or (C) any agreement or instrument to which such party or any such subsidiary is a party or by which such party or any such subsidiary is bound or to which any of the properties of such party or any such subsidiary is subject, or the organizational documents of such party or any such subsidiary.
          (vii) Securities Laws. An opinion that it is not necessary in connection with (A) the offer, sale and delivery of Notes by the Issuer to the Initial Purchaser pursuant to this Agreement, or (B) the resales of the Notes by the Initial Purchaser in the manner contemplated by this Agreement, to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act.
          (viii) Investment Company Act. An opinion that the Issuer is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds as described in the Offering Document, will not be an “investment company” as defined in the Investment Company Act, including an “excepted investment company”.

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          (ix) Federal Income Tax. An opinion that for U.S. federal income tax purposes (A) the Issuer will not be treated as a publicly traded partnership or taxable mortgage pool taxable as a corporation; and (B) the Notes will be treated as indebtedness of the Issuer.
          (x) Bankruptcy. An opinion or opinions, covering such bankruptcy matters as the Initial Purchaser may reasonably request.
          (xi) Security Interests. An opinion to the effect that (A) in the event that the transfer of the Timeshare Loans from the Seller to the Issuer shall be considered a loan secured by the Timeshare Loans, upon execution of the Sale Agreement and upon possession of the Obligor Notes in the States of Utah or Minnesota and the filing of financing statements related thereto, the Issuer will have a perfected first priority security interest in the Obligor Notes and other assets which may be perfected by filing, and (B) upon execution of the Indenture and upon possession of the Obligor Notes in the States of Utah or Minnesota and the filing of financing statements related thereto, the Indenture Trustee will have a perfected first priority security interest in the Obligor Notes and other assets which may be perfected by filing.
          (xii) Local Law. An opinion with respect to each jurisdiction in which a Resort is located to the effect that (A) all timeshare associations for Resorts in such jurisdiction are duly organized, validly existing and in good standing under the laws of such jurisdiction, (B) the manner of offering for sale of and the sale of timeshare estates in such Resorts complies with the requirements of the applicable governmental authorities in such jurisdiction, (C) the form of purchase contract, obligor notes or mortgages (as applicable) are sufficient to create a valid and binding obligation of the purchaser enforceable against such purchaser in accordance with its terms, (D) the timeshare loans are assignable by the holder thereof, and (E) the form of assignment of mortgage is the proper form for recording in such jurisdiction.
          (e) The Initial Purchaser shall have received a letter from Baker & McKenzie LLP and Katten Muchin Rosenman LLP that such counsel has no reason to believe that the Offering Document, as of the date hereof and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading, it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Offering Document.
          (f) The Initial Purchaser shall have received from each party to the Transaction Documents such information, certificates and documents as the Initial Purchaser may reasonably have requested and all proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be in all material respects reasonably satisfactory in form and substance to the Initial Purchaser.

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          (g) (i) The Class A Notes and Class B Notes shall have received a rating of “A” and “BBB+”, respectively, from S&P, and (ii) neither of such ratings shall have been rescinded, and no public announcement shall have been made by S&P that the rating of any Class of Notes has been placed under review.
     The Initial Purchaser may in its sole discretion waive compliance with any conditions to the obligations of the Initial Purchaser hereunder.
          Section 7. Indemnification and Contribution.
          (a) Each of the Issuer and DRC jointly and severally agrees (i) to indemnify and hold harmless the Initial Purchaser, its partners, directors and officers and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Initial Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any breach of any of the representations and warranties of the Issuer or DRC contained herein, or (B) any untrue statement or alleged untrue statement of any material fact contained in any document comprising a part of the Offering Document, any Limited Use Issuer Free Writing Communication or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Issuer’s failure to perform its obligations under Section 5(a) hereof, and (ii) will reimburse the Initial Purchaser for any legal or other expenses reasonably incurred by the Initial Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Issuer nor DRC will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuer by the Initial Purchaser specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; and provided, further, that neither the Issuer nor DRC will be liable in any such case to the extent that such misstatement or omission from an Offering Document or Limited Use Issuer Free Writing Communication was corrected by the Issuer or DRC reasonably prior to the initial time of sale and the Initial Purchaser did not deliver, prior to the initial time of sale, a copy of the Offering Document or Limited Use Issuer Free Writing Communication, as then revised, amended or supplemented, if either the Issuer or DRC furnished copies thereof reasonably prior to the initial time of sale to the Initial Purchaser in accordance with the terms of this Agreement.
          (b) The Initial Purchaser will indemnify and hold harmless the Issuer, its directors and officers, each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act and DRC, against any losses, claims, damages or

14

liabilities to which the Issuer may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any document comprising a part of the Offering Document, any Limited Use Issuer Free Writing Communication, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by the Initial Purchaser specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuer in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Initial Purchaser consists of the second, fifth and tenth paragraphs under the caption “PLAN OF DISTRIBUTION”; provided, however, that the Initial Purchaser shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Issuer’s failure to perform its obligations under Section 5(a) hereof.
          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.
          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such

15

indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Initial Purchaser on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and the Initial Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer bear to the total discounts and commissions received by the Initial Purchaser from the Issuer under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Initial Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Initial Purchaser shall not be required to contribute any amount in excess of the difference between the total price at which the Notes were resold by it and the total price of the Notes acquired by it.
          (e) The obligations of the Issuer and DRC under this Section shall be in addition to any liability which the Issuer or DRC may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Initial Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Initial Purchaser under this Section shall be in addition to any liability which the Initial Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Issuer within the meaning of the Securities Act or the Exchange Act.
          Section 8. Default of Initial Purchaser. If the Initial Purchaser defaults in its obligations to purchase Notes and the aggregate principal amount of the Notes with respect to which such default occurs exceeds 10% of the total principal amount of the Notes and arrangements satisfactory to the Issuer and DRC for the purchase of such Notes by any other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the Issuer or DRC, except as provided in Section 9 hereof. Nothing herein shall relieve the Initial Purchaser from liability for any default hereunder.
          Section 9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuer and DRC or their officers and of the Initial Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to

16

the results thereof, made by or on behalf of the Initial Purchaser, the Issuer and DRC or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes. If this Agreement is terminated pursuant to Section 8 hereof or if for any reason the purchase of the Notes by the Initial Purchaser is not consummated, the Issuer shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 hereof and the respective obligations of the Issuer, DRC and the Initial Purchaser pursuant to Section 7 hereof shall remain in effect. If the purchase of the Notes by the Initial Purchaser is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 hereof or the occurrence of any event specified in clause (C), (D) or (E) of Section 6(b)(ii) hereof, the Issuer and DRC will reimburse the Initial Purchaser for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Notes.
          Section 10. Severability Clause. Any part, provision, representation, or warranty of this Agreement which is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.
          Section 11. Notices. All communications hereunder will be in writing and, (a) if sent to the Initial Purchaser will be mailed, delivered or telegraphed and confirmed to the Initial Purchaser at Credit Suisse Securities (USA) LLC, One Madison Avenue, New York, NY 10010, Attention: General Counsel of the Americas; (b) if sent to the Issuer, will be mailed, delivered or telegraphed and confirmed to it at c/o U.S. Bank Trust National Association 300 Delaware Avenue, 9th Floor, Wilmington, Delaware 19801, Attention: Corporate Trust Services; and (c) if sent to DRC will be mailed, delivered or telegraphed and confirmed to it at 10600 West Charleston Blvd., Las Vegas, Nevada 89135, Attention: General Counsel; provided, however, that any notice to the Initial Purchaser pursuant to Section 7 hereof will be mailed, delivered or telegraphed and confirmed to the Initial Purchaser.
          Section 12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder, except that holders of Notes shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Issuer as if such holders were parties thereto.
          Section 13. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK. The Issuer and DRC hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
          Section 14. Counterparts, Etc. This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof between

17

the Initial Purchaser, DRC and the Issuer. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts each of which shall be deemed an original, which taken together shall constitute one and the same instrument.
          Section 15. No Petition. During the term of this Agreement and for one year and one day after the termination hereof, none of the parties hereto or any affiliate thereof will file any involuntary petition or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law against the Issuer.
          Section 16. Reserved.
          Section 17. No Advisory or Fiduciary Responsibility. Each of the Issuer and DRC acknowledges and agrees that: (a) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction among the Issuer, DRC and the Initial Purchaser and each of the Issuer and DRC is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (b) in connection with the purchase and sale of the Notes, the Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of either of the Issuer or DRC, or their respective affiliates, stockholders, creditors or employees or any other party; (c) the Initial Purchaser has not assumed or will assume an advisory or fiduciary responsibility in favor of either of the Issuer or DRC with respect to any of the transactions contemplated hereby; (d) the Initial Purchaser and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of either of the Issuer or DRC and that the Initial Purchaser has no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; (e) the Issuer and DRC shall each consult with its own advisors concerning the purchase and sale of the Notes and shall be responsible for making their own independent investigation and appraisal of the transaction contemplated hereby, and the Initial Purchaser shall not have any responsibility or liability to the Issuer or DRC with respect thereto and (f) each of the Issuer and DRC waive, to the fullest extent permitted by law, any claims it may have against the Initial Purchaser for breach of fiduciary duty or alleged breach of fiduciary duty.
     This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Issuer, DRC and the Initial Purchaser, or any of them, with respect to the subject matter hereof.
[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this Note Purchase Agreement shall represent a binding agreement among the Issuer, DRC and the Initial Purchaser.

Very truly yours,

Diamond Resorts Owner Trust 2009-1, as Issuer

By:	Diamond Resorts Seller 2009-1 LLC, as Owner

By:	/s/ David F. Palmer Name: David F. Palmer
Title: President

Diamond Resorts Corporation

By:	/s/ David F. Palmer Name: David F. Palmer
Title: EVP / Chief Financial Officer
The foregoing Note Purchase Agreement is hereby confirmed and accepted as of the date first above written.
Credit Suisse Securities (USA) LLC

By:	/s/ Stephen Viscovich
Name: Stephen Viscovich
Title: Director
Signature Page, Note Purchase Agreement

EXHIBIT A

Initial Purchaser	Class	Initial Note Balance	Purchase Price (%)
Credit Suisse Securities (USA) LLC	A	$169,200,000.00	98.986737%
	B	$12,800,000.00	91.452101%

EXHIBIT B
GENERAL USE ISSUER FREE WRITING COMMUNICATION

Diamond Resorts INTERNATIONAL Company Presentation September 2009

Table of Contents 1. Company Overview 2. Sales & Marketing 3. Property Management 4. Consumer Finance Credit Underwriting Servicing and Collectior Information Systems Portfolio Performance Company Financials Contact Information

1. Company Overview

Company Overview Annually, nearly 1.4 million owners, members, and guests enjoy the simplicity, choice, and comfort that Diamond Resorts International® offers through our branded hospitality experience In April 2007, Diamond acquired Sunterra Corporation in a transaction valued at approximately $700 million The transaction was financed through the contributions of cash, other assets and borrowings under senior secured credit facilities Following the acquisition, Diamond launched a global re-branding initiative designed to consistently provide the highest standards of satisfaction, hospitality and guest experiences throughout all of its resorts m The company consists of a network of nearly 160 branded and affiliated resorts and more than 24,000 guest beds in 26 countries Considered one of the most geographically diverse platforms in the industry with resort locations throughout the continental United States, Hawaii, Canada, Mexico, the Caribbean, Europe, Asia, Australia, and Africa Diamond has access to a captive membership base of more than 400,000 owner families, which currently ranks second in the industry Each holder purchases points, generally in week-equivalent blocks, entitling them the use of the property for a specific length of time

Company Overview Executive Management Team Chairman & CEO of Diamond Resorts International® Over 20 years of experience in vacation ownership industry Founded the Cloobeck companies, a group of affiliated companies with a highly diversified portfolio of assets and 25 years of experience in the development, management, operations, marketing, and sales of real estate properties Chief Financial Officer for Diamond Resorts International® 20 years of experience as private equity professional M.B.A. from J.L. Kellogg Graduate School of Management at Northwestern University Senior Vice President in charge of Diamond’s sales and marketing division Over 25 years experience in vacation ownership industry 1 billion dollars of vacation ownership sales in the last 4 years Senior Vice President in charge of Diamond’s resort management division Nearly 30 years of management experience with major hotel brands, including Marriott, Hilton, Ramada, and Radisson Vice President overseeing Diamond’s consumer finance division Over 20 years of experience in vacation ownership industry Financial services and operations professional

Company Overview Focus Diversified Sources of Revenue Stable cash flow from resort management contracts (cost plus, evergreen) VOI sales stream, supported entirely from owned and defaulted inventory — no need for capital intensive development Capital Footprint Reduction: took steps to offset the rising cost of borrowing coupled with lower advance rates and tightening credit availability Implemented Cash Incentive Programs to increase cash sales (cash sales have increased from 35% to 65%) Raised interest rates 200 bps Tightened credit underwriting guidelines Expense / Cost Control Closed low margin sales centers B Eliminated traditional FDI (First Day Incentive) Programs Implemented new reduced sales commission structure

Company Overview Key Business Areas

Company Overview Key Highlights Demographic boom Increasing public acceptance Low penetration High satisfaction rate Few branded players Industry in consolidation mode One of the world’s largest vacation Significant operating leverage with ownership companies diversified sources of revenue and FRTTDA Extensive geographic footprint with j oni k premium resorts in key strategic Experienced and motivated destinations management team Extended $200 million ABCP conduit facility in 2009

Industry Diamond Resorts International® In their late 40’s to early 60’s Average age 56 Own their primary home Own their P™ home Household income $11 Ok/yr Household income relatively affluent J Enjoys the product Satisfied with the product Low penetration rate weeks/year This is the single largest population segment in the U.S. and Europe

Well Positioned Among Branded Players Diamond Resorts 2009 average unit-equivalent selling price in North America: $25,9 6

Company Overview A Market Leader — Owner Families Diamond Owner Families Diamond vs. Competitors Source: Company reports and industry websites

Company Overview Trust Based Club a Vacation interests from various component sites are held in trust H Customers purchase a certain number of points from a common homogenized vacation interests pool (not site specific) m Owners are entered into a Registry of Members Owners receive a Certificate of Points m Owners receive an insurance title policy for the amount of purchase from First American Title Insurance Company (FATCO) Assures points are backed by actual vacation interests 1 Assures no liens or encumbrances on vacation interests held by the trust FATCO monitors as trustee Owners are automatically members of THE Club®

Company Overview Building and Restocking of Inventory Home Owner Association fee. Typical one week fee is $965 per interval equivalent in 2009

Company Overview Geographic Resort Count Diamond Resorts International® is the only leading brand with a substantial presence in both North America and Europe Number of Owned & Affiliated Vacation Ownership Resorts Number of Owned & Affiliated Vacation Ownership Resorts Outside North America, HI & Caribbean Source: Company reports and industry websites

The Club® at Diamond Resorts International® worldwide resort destinations

The Club® at Diamond Resorts International® worldwide resort destinations

Resort Locations and Developer Sales Intervals Beginning Inventory Owner Inventory Intervals U.S. Core Resorts Resort City Resort State , , u/ Transfered to Intervals (Sold) Trust Bent Creek Golf Village Gatlinburg TO 2,444.0 903.0 1,4 7.0 Cypress Pointe Orlando FL_ 21, 39.0 11,790.4 , 11. Daytona Beach Regency Daytona FL_ 4,524.0 1,613.5 2,204.5 Desert Paradise Resort Las Vegas NV 7,904.0 — 7,344.0 Flamingo Beadi Simpson Bay ST. Maarten 10, 32.5 6,130.0 4,140.0 Grand Beach Orlando FL_ 10,059.5 5,551.9 4.021.9 Greensprings Vacation Resort Williamsburg VA 7,696.0 4,554.6 2,4 0. Island Links Resort Hilton Head Island SC 3,016.0 2,043.0 946.0 Kaanapali Beach Club Maui HI 21,476.0 14.7 7.5 5,521.0 Lake Tahue Vacation Resort South LakeTahoe CA 9,464.0 5,170.5 3,326.0 London Bridge Resort Lake Havasu AZ 624.0 ; 612.0 Marquis Villas Resort Palm Springs CA 1,976.0 - -_ Polo Towers Suites Las Vegas NV 16,744.0 13,300.5 1.955.0 Polo Towers Villas Las Vegas NV 10,400.0 ,344.5 55.0 Polynesian Isles Orlando FL_ 6,760.0 5,235.0 ;_ Ridge on Sedona Golf Sedona AZ 9,205.0 4,9 9.0 3, 33.5 Ridge Pointe Stateline NV 1,352.0 1.172.5 75.5 Royal Dunes Hilton Head Island SC_ 2,912.0 2.639.0 -_ Royal Palm Simpson Bay ST. Maarten 7,2 0.0 4,5 1.5 2,332.5 San Luis Bay Avila Beach CA 4,310.0 3,126.5 340.5 Scottsdale Links Resort Scottsdale AZ 11, 56.0 — 11,62 .0 Soottsdale Villa Mirage Scottsdale AZ .070.5 4,610.1 2,9 6.4 Sedona Springs Sedona AZ 2,0 0.0 1,703.5 299.0 Sedona Summit Sedona AZ 14,577.0 4,67 .4 9,149. Suites at Fall Creek Branson MO 11,232.0 5,05 . 5,559.3 Tahoe Beach & Ski South Lake Tahoe CA 7,2 0.0 6,767.0 _ The HistoricPowhatan Resort Williamsburg VA 23,0 .0 14,290.0 7,590.5 The Point at Poipu Kauai HI 11,3 .0 ,307.5 2,250.5 Villas de SantaFe Santa Fe NM 5,460.0 2,9 5.2 1, 7.2 Villas of Poco Diablo Sedona AZ 1,716.0 1,430.0 220.0 Villas of Sedona Sedona AZ 2,0 0.0 1,676.0 329.0 Total U.S. Core Resorts | | | 259,645.5 I 147,439.5 I 92,1 6.5 i to Beginning inventory is equal to total intervals at the site except for those properties gained through the Epic acquisition. Beginning inventory at these resorts is equal to the entire interest Diamond Resorts gained through the acquisition..

Company Overview Guest Satisfaction

Company Overview

Overview of Corporate Insurance

- All global DRI resorts, including HOAs, are fully covered with insurance including but not limited to:
  - Property
  - Commercial general liability
  - Business automobile
  - Workers compensation and employer liability
  - Umbrella liability
  - Marina operators legal liability & hull
  - Crime coverage
  - Excess liability
  - Fiduciary liability
  - Errors and omissions

Property Insurance	**Commercial Liability**
Limits of Insurance:	
$300M Blanket Loss Limit	$2M Each Occurance
$100M Equipment Breakdown - Total Limit	$4M General Aggregate - Per Location
$250M Earth Movement except CA	$4M Products/Completed Operations Aggregate
$100M Earth Movement California	$2M Personal & Advertising Injury
$250M Flood Zones except Zones A & V	$1M Damage to Premises Rented to You
$100M Flood Zones A & V	$10M General Aggregate - Policy Cap
$250M Named Windstorm	
$100M Demolition and Increased Cost of Construction	
$100M Leasehold Interest	
$100M Rental Value	
$100M Boiler and Machinery	
Deductibles:	
$100K Property Damage - Per Occurence, except	$100K Each Occurence
$100K Boiler and Machinery	
$250K Special Flood Hazard Areas	
$500K Flood at Branson	
$100K Plant, Trees, Shrubs, Lawns, Golf Courses	
$100K Beach Improvements and Sea Walls	
5% TIV/$250K Earth Movement - CA & HI	
5% TIV/$250K Named Windstorm - FL & VI	
3% TIV/$250K All Other Named Windstorm	
24 Hours Time Element	

Diamond Resorts International®

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Sales & Marketing

Sales & Marketing Overview Diamond Resorts International® deploys various strategic marketing channels which consist of: In-house Outside public contacts OPC Mini-vacations Tour vendors Owner referral Trial programs Telemarketing tours Potential members may purchase Vacation Interests through an experienced sales force located on premise at select resorts, several off-site sales centers and through call centers worldwide Members can also utilize their points as currency for services such as airline tickets, miles, and cruises The company markets and sells Vacation Interests in Vacation Points Vacation Points consists of Vacation Interest ownership on a float unit/float season structure conveyed as an undivided interest

Yearly Points Sold

Comparison of Sales Activity Note: During the bankruptcy, price per point was discounted but margins remained steady due to our use of low cost marketing efforts. Although Diamond Resorts currently sells trust based points only, past interval sales have been assigned a point value for this report. k__

Sales and portfolio statistics As of June 30, 2009

Sales & Marketing Results for the YTD Ending June 30, 200 & 2009 Note: Data presented in graphs herein is non GAAP and excludes National Sales & Marketing.

Sales & Marketing Results for the YTD Ending June 30, 200 & 2009 2009Acnials 200 Actuals Variance (S in thousands except Tours and VPG) VOI Sales Tours VPG VOI Sales Tours VPG VOI Sales Tours VPG FL/Caribbean Region Cypress Pointe $3,70 2,657 S 1,395 5 3,46 1, 92 $1, 33 $240 765 $ (437) Grand Bcadi 4,11 3,542 1,163 9,472 6,51 1,453 (5,354) (2,976) (291) Daytona Beach Regency — 1 - 1,340 0 1,65 (1,340) (07) (1,65) StMarteen 149 310 4 0 3,612 2,54 1,417 (3,463) (2,23) (93) Subtotal FL/Caribbean $7,974 6,510 $1 25 $17, 91 11,766 $1,521 $ (9,917) (5,256) $ (296) Mid-Atlantic / Mid-West Region Wffliamsburg Sales Centers $ ,657 5,2 0 $1,640 $10,054 6,0 4 $ 1,653 $ (1,397) (04) $ (13) The Suites at Fall Creek 4,599 2,679 1,717 6,017 4,200 1,433 (1,41) (1,521) 2 4 Bent Creek Golf 46 7 6,520 1,43 1,056 1,362 (1.3931 (1.049) 5,15 Subtotal Mid-Atlantic / Mid-West $13,301 7,966 $1,670 $17,509 1L340 $1,544 $ (4,20) (3,374) $126 CA/Nevada Region LakcTahoe $ ,206 4,411 S 1, 60 i 9, 04 4,560 S 2,150 $ (1,59) (149) $ (290) San Luis Bay 2,963 1,604 1, 47 4,117 1, 27 2,253 (1,154) (223) (406) Desert Paradise01 — - — 5,199 2,525 2,059 (5,199) (2,525) (2,059) Polo Towers 6,932 4,622 1,500 1,274 1,039 1,226 5.659 3,5 3 274 Subtotal CA/Nevada $1 ,101 10,637 $1,702 $20393 9,951 $2,049 $ (2,292) 6 6 $ (34) Arizona Region Smttsdale $ ,190 4,397 $1, 63 $10,335 5,193 $1,990 $ (2,144) (796) $ (127) Summit 10,030 4,144 2,420 11,960 3, 61 3,09 (1,930) 2 3 (677) SedonaRidge 11,125 5,651 1,969 16,35 6,341 2,5 0 (5,232) (690) (611) Villas dc Santa Fc ; ; ;_ 146 154 950 (146) (154) (950) Subtotal Arizona $ 29,345 14,192 $2,06 $3 ,79 15,549 S 2,495 $ (9,453) (L357) $ (427) Hawaii Kianapali $1 ,177 ,674 $2,096 $2 ,260 10,6 3 $2,645 $ (10,0 3) (2,009) $ (550) Poipu 6,039 2,255 2,67 10,107 3.992 2,532 (4,067) (1,737) 147 Subtotal Hawaii S 24,217 10,929 $2,216 $3 ,367 14,675 $2,614 $ (14,150) (3,746) $ (399) Total North America ~ $92,939 50,234 $1, 50 ~ $132,95 63,2 1 $2,101 ~$ (40,019) (13,047) $ (251) Europe $10,133 7,421 $ L365 $11,43 ,910 $1,2 4 $ (L305) (1,4 9) $2 Total Gross Vacation Interest Revenue $103,072 57,655 S 1,7 $144396 72,191 $2,000 $ (41.324) ‘ (14,536) $ (212) Noles: 1 Desert Paradise sales are now being sold out of Polo Towers Data presented in graphs herein is non GAAP and excludes National Sales & Marketing

Sales & Marketing Results for the MTD Ending June 30, 200 & 2009 Note: Data presented in graphs herein is non GAAP and excludes National Sales & Marketing.

Sales & Marketing Results for the MTD Ending June 30, 200 & 2009 June 09 Actuals _ June 0 Actuals Variance ($ in thousands except Tours and VPG) VOI Sales Tours VPG VOI Sales Tours VPG VOI Sales Tours VPG FL/Caribbean Region Cypress Poiiite $597 47 $1,249 $1,00 477 2,113 $ (411) 1 S (64) Grand Beach 9 751 1,195 1,742 1,094 1,592 (44) (343) (397) DaytonaBeadiRcgcnq’ ... 257 171 1,501 (257) (171) (1,501) StMartcen — : -_ 702 545 1,2 (702) (545) (1.2) Subtotal FL/Caribbean S 1,494 1 29 S 1216 $3,709 2 7 1,622 $ (2 14) (1,05) $ (406) Mid-Atlantic / Mid-West Region Wffliamsburg Sales Centers $1,964 1,151 $1,706 $2,577 1,521 $1,694 $ (613) (370) 5 12 The Suites at Fall Creek 1,424 55 2,552 1,376 1,165 1,1 1 4 (607) 1,371 Bent Creek Golf ; : ;_ 366 251 1,457 (366) (251) (1.457) Subtotal Mid-Atlantic / Mid-West $3,3 7 1,709 $1,9 2 $4,31 2,937 $ 1,470 $ (931) (1 2 ) $512 CA/Nevada Region LakeTahoc $2,037 9 7 $2,064 $1,956 931 $2,101 $ 1 56 $ (37) San Luis Bay 531 324 1,640 62 344 2,505 (330) (20) (65) Desert Paradise 1 ... 20 426 1,926 (20) (426) (1,926) Polo Towers 1,5 3 941 1,6 3 17 221 06 1,405 720 77 Subtotal CA/Nevada $ 4,152 2 52 $1, 44 $3, 16 1,922 $1,9 5 $336 330 $ (142) Arizona Region Scottsdalc $1,343 744 $1, 06 $1,601 94 S 1,6 9 $ (257) (204) $117 Summit 1,370 730 1, 77 2,095 72 2, 77 (725) 2 (1,000) Scdoiia Ridge 1, 49 901 2,052 2,299 1,066 2,156 (450) (165) (105) Villas de Santa Fc ; : -_ 94 104 906 (94) (104) (906) Subtotal Arizona $4,562 2 75 $1,921 $6,0 2, 46 $2,139 $ (1,526) (471) $ (21) Hawaii Kaanapali $2,901 1,212 $2,393 $4,209 1, 4 $2,277 $ (1,30) (636) $116 Poipu 995 350 2, 42 1,941 636 3,051 (946) (2 6) (209) Subtotal Hawaii $3, 96 1 62 $2,494 $ 6,149 2,4 4 $2,476 $ (2 54) (922) $1 Total North America 1 17,492 9,127 $1,916 ~ $24,0 1 12,476 $1,930 ~$ (6,5 9) (3,349) $ (147 Europe $1, 12 1 44 $ U4 $1, 77 1,42 $ MM $ (65) (4) $34 Total Gross Vacation Interest Revenue $19303 10,471 $1, 44 $25,95 13,904 $1. 67 $ (6,654)F (3,433) $ (23) Notes: k i Desert Paradise sales are now being sold out of Polo Towers Data presented in graphs herein is non GAAP and excludes National Sales & Marketing

Property Managemetnt

Property Managemetnt Overview One of the largest vacation interest resort property management companies A profitable business that supports vacation interest sales Builds brand awareness and ensures seamless delivery of brand values Professional services offering entails: Association management Inventory yield management, rental programs and reservations Accounting and treasury

Property Managemetnt Resort Rankings Current Loan Balance % of Aggregate Interval (As of June 30, 2009) Principal Balance International Diamond Resorts U.S. Collection 194,4 3,2 5 5 .5% (1) (1) Diamond Resorts Hawaii Collection 32,170,0 3 9.7% (1) (1) Kaanapali Beach Vacation Resort 31,495,121 9.5% Gold Crown Premier Diamond Resorts California CoUection 19,541,263 5.9% (1) (1) Lake Tahoe Vacation Resort 9,923,954 3.0% Gold Crown Premier San Luis Bay Inn 6,735,592 2.0% Silver Crown Premier Poipu Point Vacation Resort 5,35 ,261 1.6% Silver Crown Premier Cypress Pointe Resort 3,36 ,563 1.0% Silver Crown Select Scottsdale Links Resort 2,934,73 0.9% Standard Select Sedona Summit Resort 2,726,312 0. % Silver Crown Premier Grand Beach Vacation Resort 2,619,536 0. % Gold Crown Premier Diamond Pacific 2,569,674 0. % (2) Premier Ridge on Sedona Golf Resort 2,291,06 0.7% Silver Crown Premier Desert Paradise Resort 2,031,4 3 0.6% Standard Standard Scottsdale Villa Mirage Resort 1, 13,467 0.5% Gold Crown Premier Other 12,132,005 3.7% O Diamond Resorts Trust Collections are composed of all resorts and affiliations. 2)The folio wing Diamond Resorts Pacific resorts are rated Go Id Crown byRCIThe Oasis,The Pines at Sun River,The Village at Steamboat Springs, Vallarta Torre, Kings buryofTahoe,and Torres Mazatlan. i

4. Consumer Finance

Consumer Finance Functions and Responsibilities Diamond Resorts Financial Services, Inc. is a vertically integrated consumer finance servicer Key functions include: Credit Underwriting Reconveyance Price Compliance Mortgage Servicing for US Resorts Contract Origination Collections and Recovery Title & Collateral Services Resort Maintenance Fee Collection Escrow Processing Customer Service Sales/Inventory Portfolio Data Analyses Portfolio Investor Reporting Agreed upon procedures ( AUP ) are performed annually by an independent public accounting firm on the Servicer’s servicing controls and procedures as identified in the Uniform Single Attestation Program ( USAP ) for Mortgage Bankers established by the Mortgage Bankers Association of America. The 200 AUP was performed without exceptions.

Consumer Finance Financial Services Management Team

Consumer Finance Underwriting Overview Site processor enters in applicant’s information as well as spouse’s information if applicable B Complete credit report is selected from batch of recent credit requests by contract processor at headquarters Site processor will only be able to view the financing tier that the customer has been approved for and no details of the customers credit itself DRFS is the only entity that receives a full copy of applicant’s credit report Full report includes the following information: Personal information m Demographics FICO score B Credit profile containing open accounts and current debt B Recent credit inquiries Direct check listing Available Diamond Resorts financing options

Consumer Finance Credit Underwriting Policy I I DOWN I INTEREST I TERM FICO TIER FICO SCORE PAYMENT % RATE % (months) 10.00 ~~ 15.9 ~ 120, 4,60 Tierl > 00 >14.99 149 120, 4,60 >24.99 119 120, 4,60 10.00 17.9 120, 4,60 Tier 2 700 — 799 > 14.99 16.9 120, 4,60 >24.99 15.9 120, 4,60 Tier 1 — 2 >699 >49.99 12.9 120, 4, 60 10.00 17.9 120, 4, 60 Tier 3 650-699 >u.99 16.9 120, 4, 60 >24.99 15.9 120, 4, 60 >14.99 17.9 120, 4,60 Tlef4 6°°-649 >24.99 ~ 15.9 —120, 4,60 TietS 575 — 599 >29.99 17.9 120, 4, 60 Tier 6 525 — 574 >49.99 17.9 120, 4, 60 Tier 7 525 100 n/a n/a For existing owners add-on, upgrade or wrap: i I 10.00 I 15.9 I 120, 4,60 Tier 1-3 >649 >14.99 14.9 120, 4, 60 >24.99 13.9 120, 4, 60

Consumer Finance Credit Underwriting Flow Chart

Consumer Finance Servicing History a Commenced operations late 199 Utilized Concord Loan Servicing from 199 through end of 2003 for the following processes: Servicing software Coupon books and year-end tax reporting Credit reporting on delinquent accounts Cash posting and lock box processing m Other servicing functions performed by Diamond Resorts Financial Services ( DRFS ) include: Portfolio management 1 Collections and recovery Customer service Collateral, title and reconveyance services Investor reporting and static pool analysis Since January 2004, all servicing functions are performed by DRFS In the past four years, DRFS has completed seven successful loan / maintenance fee conversions

Consumer Finance Contracts and Escrow Process Timeline

Consumer Finance Payment Processing Overview Credit Card m Credit card payments are settled overnight Shift 4 system completes authorization for credit card payments All payments are posted the next business day and backdated All payments are reconciled between Atlas and Shift 4 to Harland Discrepancies are identified and resolved daily prior to posting Internet Payments & Check by Phone Members can make mortgage payments by accessing their personal account at DiamondResorts.com or by speaking with a representative and paying via check by phone Payment is settled daily through technology department Batches are created through Atlas, Shift4, or Online Resources (check by phone) All payments are reconciled prior to posting the next business day

Consumer Finance Payment Processing Overview Lockbox Processing Bank account collects mortgage payments through third party lockbox (Regulus) Processed electronically for loans and download information is available on demand Auto Debit Automated Clearing House (ACH) payments processed daily ACH transmittals are sent electronically and are fully encrypted

Consumer Finance Payment Processing Flow Chart

Consumer Finance Collections Overview Collection begins at 10 days past due Past due letters are mailed at day 10, day 30 and continue through day 90 Accounts that are 150 days past due are forwarded to the loss mitigation team where they are sent a Notice of Default (NOD) letter and at 210 days, non-deeded property is cancelled 20 to 30 full-time collection agents are employed for inbound and outbound collection of delinquent mortgages, maintenance fees and Club dues Utilization of an outbound dialer places 1 ,000 calls per day while running concurrently with inbound calls averaging 1,200 per day Individual and departmental collection efforts are supervised Goals and standards are established for each collector Quality control program is in place utilizing monitoring, dialer reporting and Central Management System reporting 1 On going training is conducted to ensure compliance and quality control Multi-lingual collection capability Hours of operation: Monday through Friday 6am -7pm, Saturday and Sunday 6am-3pm

Consumer Finance Collections Timeline A past due notice is generated and mailed. 10 Days Past Due Collection calls commence. A letter is sent advising that 2 payments are now 30 Days Past Due due and payable within 7 days. Collection calls continue. A letter is sent advising the customer that the loan 60 Days Past Due balance has been accelerated and that legal action may commence within 30 days if delinquency is not resolved. 90 Days Past Due Account is transferred to Loss Mitigation. Default processing commences. Follow up phone 120 Days Past Due calls are conducted to encourage customer to return DIL or initiate workout options.

Consumer Finance Loss Mitigation Overview Loss mitigation process commences at 150 days delinquent for deeded accounts and 120 days delinquent for non-deeded accounts Automated Deed-in-Lieu (DIL) process 1 Follow up phone calls are conducted to encourage customer to return DIL or initiate workout options H Full analysis of individual customer situation to determine loss mitigation procedures

Consumer Finance Servicing Interlinq Servicing Software Proven mortgage loan servicing solution The John H. Harland Company has been in business since 1923, serving 1,300 financial institutions of all types and sizes INTERLINQ systems enjoy a solid position within every lender segment, including banks, mortgage companies, credit unions and thrifts Affordable, scalable technology m Flexible and powerful reporting /document system using Crystal Reports User-friendly windows based system and comprehensive online help system reduces training time and increases productivity B Advanced loss mitigation and default tracking / reporting Regulus Retail Lockbox Processing Market leader in retail lockbox processing Sophisticated technology: image archive internet services, automated data delivery and a powerful remittance processing operating platform

Consumer Finance Information Systems Atlas Leads, tours and contracts Reservations and Club management Property management Travel administration HO A maintenance fee billing and accounts receivable m Harland — Loan Servicing Oracle financials are automatically uploaded with Harland information Disaster Recovery Plan » Segregated redundant servers for US and Europe Standard daily three generation rotation back-up Equivalent of 6 months of data Back-up tapes are stored off-site with Iron Mountain Security Centralize security methodology All systems have unique users and require password authentication Fireproof secured server room

Consumer Finance Harland Disaster Recovery HARLAND system backup runs on a regular schedule unless otherwise requested Schedules are created in SQL and run daily The transaction log is replicated (log shipping) to the back-up server every 15 minutes Instead of overriding the previous transaction log with the latest transaction log, incremental backup occurs every 15 minutes (cascading backup). The transaction log from the last full backup (including a full backup itself) is kept on a separate server for recovery in the event of major failure Tapes are removed daily and stored in a fire and heat proof safe Tapes are stored at an offsite storage facility Tapes are archived on a monthly basis and then reused The HARLAND servers have two power supplies each Stand-by backup is maintained at every log switch and/or at a minimum of one log switch behind If an automated backup process fails, a manual backup command is executed

5 Portfolio performance & Statistics

Portfolio performance Previous Timeshare Loan Financings As of June 30, 2009 Signature Resorts Jun-9 A-l 37,470, 66 — AAA No Change Vacation Ownership A-2 50,000,000 — A AA 199 -A ( Signature 199 -A ) A-3 12, 00,614 — BBB A+ 100,271,4 0~ Terrasun LLC Vacation Mar-99 A 52,000,000 — AAA No Change Ownership Receivables- B 35,000,000 — A AA Backed Notes 1999-A C 13,000,000 — BBB A ( Terrasun 1999-A ) D 4,000,000 — BB BBB 104,000,000 Dutch Elm, LLC Vacation Dec-99 A 33,700,000 - AAA No Change Ownership Receivables- B 15,000,000 — A AA Backed Notes 1999-B C 10,000,000 — BBB A ( Dutch Elm 1999-B ) 5 ,700,000 Blue Bison Conduit Dec-9 A 100,000,000 — N/A N/A Sunterra Owner Trust 2004-1 Sep-04 A 66,000,000 11,5 2,773 AAA No Change Timeshare Loan Backed Notes- B 1 ,430,000 3,234,401 AA No Change Series 2004-1 C 17,570,000 3,0 3,474 A No Change ( SOT 2004-1 ) D 49,710,000 ,723,934 BBB No Change 151,710,000 26,624,5 2 Sunterra Owner Trust 2004-1 was rated by Fitch, Moody’s and Standard & Poor’s. The remainder were rated only by Fitch.

Portfolio performance & Statistics Total Servicing Portfolio Characteristics As of June 30, 2009 FICO Score N°’°f % Cu ‘M % Down Payment % N°’°f % Cu Cnt % Loans Balance Loans Balance 725+ 15,692 41% 142,937,291 42% 50% and greater 4,473 12% 27,407,427% 650-724 12,442 32% 116,594,067 34% 30-49% 2,577 7% 23,192,757 7% 575-649 6,425 17% 54,976,103 16% 20-29% 1,24 3% 14,137,973 4% 575 2,565 7% 17,045,266 5% 15-19% 2,3 9 6% 19,244,9 6% No Score 1,169 3% ,471,645 2% 10-14% 20,039 52% 152,017,999 45% TOTAL 3 ,293 100% 340,024,372 100% Less than 10% 7,567 20% 104,023,229 31% Weighted Average FICO Score = 704 TOTAL 3 ,293 ‘ 100% 340,024,372 100% Weighted Average Down Payment = $2,105 No. of Current No. of Current Interest Rate % % Original Maturity % % Loans Balance Loans Balance Greater than 17.0% 2,40 6% 24,435,059 7% Greater than 1 0 Months 43 0% 559,930 0% 14.1-17.0% 19,573 51% 171,362,453 50% 120-1 0 Months 34,704 91% 325,925,347 96% 11.0-14.0% 14,5 7 3% 139,916,23 41% Less than 120 Months 3,546 9% 13,539,095 4% Less than 11.0% 1,725 5% 4,310,622 1% TOTAL 3 ,293 ‘ 100% 340,024,372 100% TOTAL 3 ,293 ‘ 100% 340,024,372 100% Weighted Average Original Maturity = 121 Months Weighted Average Interest Rate = 14.9% Weighted Average Remaining Maturity — 95 Months Interest Rate Range = 0.0 -17.9% Weighted Average Seasoning = 26 Months NOTE: This chart is comprised of On and Off Balance Sheet mortgages receivable.

’ Portfolio performance & Statistics FICO Score by Delinquency Status As of June 3 0,2009 NOTE: This chart is comprised of On and Off Balance Sheet mortgages receivable.

Portfolio performance Weighted Average FICO Score As of June 30, 2009 NOTE: This chart is comprised of On and Off Balance Sheet mortgages receivable.

6 Company Financials

Company Financials Vacation Interest sales, gross 274.1 74. 73.5 1.0 64.3 293.6 54.7 273.5 I Provision for uncollectible Vacation Interest revenue (129) (4.4) (5.0) (6.9) (34.) (51.1) (5.4) (52.1) I Cash Incentives (7.7) (2.2) (2.1) (2.2) (1.6) ( .1) (1.2) (7.1) I Vacation Interest, net 253.4 6 .1 66.4 71.9 27.9 234.3 4 .0 214.3 I Mgmt, member & other services 6.6 27.1 27.6 30.7 29.6 115.0 30.2 11 .1 I Interest 524 13.2 13.5 14.1 12. 53.6 11.7 52.1 I Gain on sale of mortgages receivable 05_ 01 OJ O1 O1 0.3 01 0.3 I Net Revenues 392.9 10 .6 107.5 116. 70.4 403.2 90.0 3 4.7 I Vacation Interest cost of sales 56.2 16.3 17.5 17.6 16.5 67.9 10.7 62.3 I Advertising, sales and marketing 134.4 34.4 37.1 44.7 32.5 14 .7 27.1 141.4 I Vacation Interest carrying cost, net 24.3 6.6 6.1 6.5 4.7 23.9 9.0 26.2 I Management, member and other services 54.5 14. 14.4 15.4 12.3 56.9 12 54.9 I Loan portfolio .1 25 2.4 1. 2.1 .7 22 .5 I General and Administrative .5 15.1 17.1 21.5 26.4 0.0 1 .5 3.5 I Gain on sales of assets (0.1) (0.0) (0.1) (1.0) 0.1 (1.0) (0.0) (1.0) I Depreciation and amortization 14.3 4.9 4.4 4.5 29 16.7 3.2_ 15.0 I Operating Profit 1Z9 140 .6 5.7 (27.0) 1.3 6.5 (6.1) I Cash EHTDA 113.4 35,5 30.5 27.2 (23.7) 69.6 21.1 55.1 I Adjustments 1 .6 (24.3) 1.6 2. 44.5 24.5 (6.2) 42.6 I1 Adjusted Cash EBITDA | 132.0 | 11.2 32.1 30.0 20T| 94.1 | 14 | 97.7

7. Contact Information

Contact Information Key Contacts — Diamond Resorts International® Diamond Resorts International® 10600 West Charleston Boulevard Las Vegas, NV 9135 David Palmer (702) 23-7400 Executive Vice President & Chief Financial Officer David.Palmer@diamondresorts.com Dave Womer (702) 23-7350 Vice President, Client and Loan Services David.Womer@diamondresorts.com Yanna Huang (702) 23-7490 Vice President, Corporate Treasurer Yanna.Huang@diamondresorts.com Frank Acito (702) 23 -7420 Vice President, Corporate Development Frank.Acito@diamondresorts.com Lisa Gann (702) 23-7450 Vice President, Controller Lisa.Gann@diamondresorts.com Kate Gingras (702) 23-7130 Manager, Investor Reporting & Executive Analytics Kate.Gingras@diamondresorts.com

Thank you

Confidential

IMPORTANT NOTICES The securities described in these materials (the Notes ) have not been and will not be registered under the Securities Act of 1933, as amended (the Securities Act ), or the securities laws of any state of the United States or other jurisdiction. The Notes may not be offered or sold within the United States or to U.S. persons, except to qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A and to certain non-U.S. persons in offshore transactions in reliance on Regulation S. You are hereby notified that sellers of the Notes may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by either Rule 144A or Regulation S. These materials are confidential to the recipient. Accordingly, any attempt to copy, summarize or distribute these materials or any portion hereof in any form to any other party without our prior written consent is prohibited. Failure to comply with this directive may result in a violation of the Securities Act or the applicable laws of other jurisdictions. By accessing these materials you will be deemed to agree to the foregoing. Information contained in these materials is preliminary and incomplete and is subject to change. Before you invest, you should read thoroughly the Offering Circular relating to the Notes in its most current form (the Offering Circular ) for more complete information about the Issuer and the offering. You may access the Offering Circular through the link below. Alternatively, you may obtain a copy of the Offering Circular by contacting Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010 Attention: Asset Finance Group or by calling (212) 325-53 4. Certain terms used in these materials but not defined herein are defined in the Offering Circular.

DISCLAIMER The information contained in this electronic presentation (the Information ) is being provided to you on a confidential basis solely for your review and may not be downloaded, copied, reproduced or redistributed, in whole or in part, directly or indirectly, by you. The Information is provided to you for informational purposes, is intended for your use only and does not constitute a commitment, or any advice or recommendation, to enter into or conclude any transaction (whether on the indicative terms shown or otherwise). There shall not be any offer or sale of the Notes discussed in this communication in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Information does not include all of the information required to be included in the offering circular relating to the Notes. As such, the Information may not reflect the impact of all structural characteristics of the Notes. The assumptions underlying the Information, including structure and collateral, may be modified to reflect changed circumstances. THIS PRESENTATION IS NOT INTENDED TO FURNISH LEGAL, REGULATORY, TAX, ACCOUNTING, INVESTMENT OR OTHER ADVICE TO ANY PROSPECTIVE INVESTOR IN THE NOTES. The Information contains statements that are not purely historical in nature, but are forward-looking statements. These include, among other things, projections, forecasts, estimates of income, yield or return, future performance targets, sample or pro forma portfolio structures or portfolio composition, scenario analysis, specific investment strategies and proposed or pro forma levels of diversification or sector investment. These forward-looking statements are based upon certain assumptions. Actual events are difficult to predict and will be beyond the control of Diamond Resorts Corporation, the Issuer or the Initial Purchasers or the control of their respective affiliates. Actual events are expected to differ from those provided herein. Some important factors which could cause actual results to differ materially from those in any forward-looking statements include the actual composition of the collateral, any defaults on the collateral, the timing of any defaults and subsequent recoveries, changes in interest rates and any weakening of the specific credits included in the collateral, among others. Other risk factors are also described in the Offering Circular. Accordingly, there can be no assurance (i) that estimated returns or projections will be realized, (ii) that forward-looking statements will materialize or (iii) that actual results will not be materially lower than those presented herein. The Issuer expressly disclaims any obligation or undertaking to provide any updates or revisions to any forward looking statement to reflect any change in the Issuer’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. The Initial Purchaser may, from time to time, participate or invest in other financing transactions with DRC and its affiliates, perform services for or solicit business from DRC and its affiliates, and/or have a position or effect transactions in the Notes or derivatives thereof.

Page DROT 2009-1 Transaction Overview 4 Breakeven Gross Default Sensitivity Analysis 12 Overview of Diamond Resorts i) Property Management 23 ii) Sales & Marketing 25 Hi) Consumer Finance 2 iv) Previous Timeshare Loan Financings 39 v) Summary Financial Information 41 4. Historical Static Pool Gross Default Performance 43 Appendix DROT 2009-1 Statistical Pool Characteristics 51

1. DROT 2009-1 Transaction Overview

DROT 2009-1 Transaction Overview Diamond Resorts Corporation ( DRC or Diamond ) is seeking to securitize a portion of its timeshare receivables portfolio via the Diamond Resorts Owner Trust 2009-1 (the Issuer ) transaction On the Closing Date, the Issuer would like to issue approx. $100 million of Series 2009-1 Notes (the Notes ) collateralized by an approx. $123.5 million timeshare loan pool — The Notes will be issued in two classes of securities: $93,000,000 Class A Notes will be rated A by S&P $7,000,000 Class B Notes will be rated BBB+ by S&P As of the Statistical Cut-off Date ( /31), the Statistical Pool had a weighted average seasoning of 21 months Obligors in the Statistical Portfolio have a weighted average credit score of approx. 727, demonstrating the strong credit quality of the loans All scored loans in the Statistical Pool have a credit score of 600 or better Approx. 90.5% of scored loans have a credit score of 650 or better(1) Approx. 67.5% of scored loans have a credit score of 700 or better(1) The weighted average equity percentage of the loans in the statistical pool is 30.7% m On the closing date, credit enhancement will be equal to 25.7% for the Class A Notes and 20.0% for the Class B Notes (excluding excess spread) Class A Notes: 19% Overcollateralization, 5.7% Subordination, 1% Reserve Account and excess spread Class B Notes: 19% Overcollateralization, 1% Reserve Account and excess spread Initial annual excess spread is approx. 5.7% Wells Fargo Bank, National Association will act as Back-Up Servicer, Indenture Trustee and Custodian (II] Approx. 2.26% of loans in the statistical pool are not scored

DROT 2009-1 Transaction Overview diamond resorts Summary of Transaction Structure The Notes will amortize using a principal payment structure that is expected to result in an increasing Overcollateralization Percentage throughout the life of the transaction — On each Payment Date during a Non-Rapid Amortization Period: Class A Principal Distribution Amount will be equal to the lesser of (1) the product of (a) the Class A Percentage Interest and (b) the Total Principal Amount and (2) the then Outstanding Note Balance of the Class A Notes Class B Principal Distribution Amount will be equal to the lesser of (1) the product of (a) the Class B Percentage Interest and (b) the Total Principal Amount and (2) the then Outstanding Note Balance of the Class B Notes — On each Payment Date During a Rapid Amortization Period: Class A Principal Distribution Amount will be equal to the lesser of (1) the excess, if any, of (a) all available funds in the Collection Account remaining after the distributions required in clauses (i) through (vii) of the Priority of Distributions over (b) the amount, if any, by which the Reserve Account Required Balance on such Payment Date is greater than the amount on deposit in the Reserve Account and (2) the then Outstanding Note Balance of the Class A Notes Class B Principal Distribution Amount will be equal to the lesser of (1) the excess, if any, of (a) all available funds in the Collection Account remaining after the distributions required in clauses (i) through (viii) of the Priority of Distributions over (b) the amount, if any, by which the Reserve Account Required Balance on such Payment Date is greater than the amount on deposit in the Reserve Account and (2) the then Outstanding Note Balance of the Class B Notes Each Class’ Percentage Interest is equal to (i) the Outstanding Note Balance of such Class of Notes divided by (ii) the Aggregate Outstanding Note Balance — On the Closing Date, the Class A Percentage Interest is 93% and the Class B Percentage Interest is 7% Confidential credit suisse 6

DROT 2009-1 Transaction Overview Summary of Transaction Structure The Required Overcollateralization Amount remains constant throughout the life of the transaction and is equal to the product of (i) 19% and (ii) the Aggregate Loan Balance as of the Cut-Off Date A Rapid Amortization Period will begin on a Determination Date if any of the following occur: Average of Default Percentages for the three immediately preceding Due Periods is greater than 0.75%(1) Aggregate Default Rate exceeds 20.0% Overcollateralization Amount is less than the Required Overcollateralization Amount for the two immediately preceding Payment Dates The Seller will be required to repurchase/substitute any timeshare loans that have breached any of the representations and warranties in connection with the closing of the transaction and will also have the option to repurchase/substitute any Defaulted Loans (up to allowable limit) (1) If fewer than three Due Periods have elapsed, a Rapid Amortization Period will begin on any Determination Date if the average of the Default Percentages for the actual number of Due Periods which have elapsed is greater than 0.75%. Confidential CREDITSUISSE 7

DROT 2009-1 Transaction Overview diamond resorts Priority of Payments Summary On each Payment Date, available funds in the Collection Account and the Reserve Account will be used to make the following payments: i. To the Indenture Trustee and Custodian, the monthly Indenture Trustee Fee and Custodial Fee, and certain expenses incurred by the Indenture Trustee and Custodian; ii. To the Back-Up Servicer, the Back-Up Servicing Fee and unpaid Back-Up Servicing Fees (as well as transition expenses incurred by the Back-Up Servicer in connection with transferring the servicing, if any); Hi. To the Owner Trustee, the Owner Trustee Fee and certain expenses incurred by the Owner Trustee; iv. To the Administrator, the Administrator Fee and certain expenses incurred by the Administrator; v. To the Servicer, the Servicing Fee, and certain expenses incurred by the Servicer; vi. To the Class A Noteholders, the Class A Interest Distribution Amount; vii. To the Class B Noteholders, the Class B Interest Distribution Amount; viii. To the Class A Noteholders, the Class A Principal Distribution Amount; ix. To the Class B Noteholders, the Class B Principal Distribution Amount; x. To the Reserve Account, all the remaining amounts until the Reserve Account equals the Reserve Account Required Balance; xi. To the Class A Noteholders and Class B Noteholders, in that order, reimbursement of any unreimbursed Note Balance Write-Down Amounts applied on prior Payment Dates plus interest at the Note Rate on such unreimbursed Note Balance Write-Down Amounts; xii. To the Back-Up Servicer, any expenses not paid in (ii) above xiii. To the Seller, any remaining amounts Confidential credit suisse

DROT 2009-1 Transaction Overview diamond resorts Summary of Transaction Credit Enhancement Reserve Account Mechanics Subordination 5.7% N/A Initial Overcollateralization 19.0% 19.0% Reserve Account 1.0% 1-0 Total Credit Enhancement (excl. Excess Spread) 257% 20.0% Initial Annual Excess Spread (approx.) 5.7% 5.7% Initial deposit into the Reserve Account equal to 1.00% of the Initial Cut-Off Date Aggregate Loan Balance If no Cash Accumulation Event or Rapid Amortization Period is occurring, the Reserve Account Required Balance is equal to 1.00% of the Aggregate Loan Balance If a Cash Accumulation Event is occurring but no Rapid Amortization Period is in effect, the Reserve Account Required Balance is equal to the product of (A) the Aggregate Loan Balance and (B) the greater of (x) 15.0% or (y) 2 times the Delinquency Ratio for such Due Period During a Rapid Amortization Period, the Reserve Account Required Balance is equal to the Reserve Account Floor Amount — Reserve Account Floor Amount equal to lesser of (i) 0.25% of the Initial Note Balance of the Notes and (ii) 50% of the Aggregate Outstanding Note Balance on such Payment Date A Cash Accumulation Event will occur on any Determination Date the average of the Delinquency Levels for the three immediately preceding Due Periods is greater than 7.0% Confidential CREDITSUISSE 9

DROT 2009-1 Transaction Overview

DIAMOND RESORTS
INTERNATIONAL

Summary Terms

- Issuer: Diamond Resorts Owner Trust 2009-1
- Servicer: Diamond Resorts Financial Services, Inc. ("DRFS")
- Back-Up Servicer: Wells Fargo Bank, National Association
- Indenture Trustee/Custodian: Wells Fargo Bank, National Association
- Seller: Diamond Resorts Seller 2009-1 LLC
- Amount of Offered Notes
  - Class A Notes: $93,000,000
  - Class B Notes: $7,000,000
- Rating of the Notes (S&P)
  - Class A Notes: A
  - Class B Notes: BBB+
- Issuance via Rule 144A and Regulation S
- Credit Enhancement
  - Class A Notes: 19% Overcollateralization, 5.7% Subordination, 1% Reserve Account & excess spread
  - Class B Notes: 19% Overcollateralization, 1% Reserve Account & excess spread
  - Initial annual excess spread is approx. 5.7%
- Optional repurchase / substitution of Defaulted Loans by the Seller

CREDIT SUISSE
Confidential
10

DROT 2009-1 Transaction Overview diamond resorts Issuance Details Initial Note Balance $93,000,000 $7,000,000% of Initial Cut-off Date Agg. Loan Balance 75.3% 5.7% Regulatory Status 144A / Reg S 144A / Reg S Expected Ratings (S&P) A BBB+ Pricing Benchmark Swaps Swaps Interest Type Fixed Rate Fixed Rate Interest Accrual Method 30 / 360 30 / 360 Stated Maturity March 2026 March 2026 Weighted Average Life to Optional Redemption (years)(1) 2.19 2.19 Weighted Average Life to Maturity (years)(1) 2.27 2.27 Principal Window to Optional Redemption (months)(1) 1-51 1 — 51 Principal Window to Maturity (months)(1) 1-65 1-65 Distribution Frequency Monthly Monthly Payment Date 20th or next business day 20th or next business day First Payment Date October 20, 2009 October 20, 2009 (1) Assumes 15% CPR pricing speed to a 15% Optional Redemption Confidential CREDITSUISSE

2. Breakeven Gross Default Sensitivity Analysis Confidential CREDITSUISSE

Breakeven Gross Default Sensitivity Analysis Breakeven Cumulative Gross Default Analysis (% of Initial Cut-off Date Agg. Loan Balance) Class A Notes Prepayment Speed includes voluntary prepayments and upgrades Results based on GDI file provided to investors Confidential 13

Breakeven Gross Default Sensitivity Analysis Breakeven Cumulative Gross Default Analysis (% of Initial Cut-off Date Agg. Loan Balance) Class B Notes Prepayment Speed includes voluntary prepayments and upgrades Results based on GDI file provided to investors Confidential 14

3. Overview of Diamond Resorts
Confidential 15

Overview of Diamond Resorts diamond resorts Diamond is one of the largest vacation ownership companies in the world with more than 160 branded and affiliated resorts and over 24,000 guest beds in 26 countries — Resort locations throughout the continental United States, Hawaii, Canada, Mexico, the Caribbean, Europe, Asia, Australia, and Africa — Nearly 1.4 million owners, members and guests enjoy Diamond’s branded hospitality experience each year In April 2007, Diamond acquired Sunterra Corporation in a transaction valued at approx. $700 million Financed through contributions of cash, other assets and borrowings under senior credit facilities After the acquisition, Diamond launched a global re-branding initiative designed to consistently provide the highest standards of satisfaction, hospitality and guest experiences throughout all of its resorts Diamond is uniquely positioned within the timeshare industry to succeed in today’s environment - Diamond has access to a captive membership base of more than 400,000 owner families, which currently ranks second in the industry — Each owner purchases points, generally in week-equivalent blocks, entitling them to the use of a property within the Diamond system for a specific length of time Diamond has a large paid-off owner base with approx. 360,000 of its owner families owning their vacation interest outright without a loan from Diamond (approx. 90% of its total membership base) Capital-light business model with strong focus on the stable and profitable resort management business Very conservative sales volume budgeted — consistent with expected annual recapture of inventory No new development CapEx needed or planned as Diamond currently has approx. 2-3 years of inventory based on current sale-through rates (all inventory owned by Diamond — no A&D financings) Confidential CREDITSUISSE

Overview of Diamond Resorts diamond resorts Diamond Resorts’ Trust Based Club Vacation interests from sites within the system are held in trust Customers purchase a certain number of points from a common homogenized vacation interests pool (not site specific) Owners are entered into a Registry of Members Owners receive a Certificate of Points Owners receive an insurance title policy for the amount of purchase from First American Title Insurance Company (FATCO) Assures points are backed by actual vacation interests Assures no liens or encumbrances on vacation interests held by the trust FATCO monitors as trustee Owners are automatically members of THE Club® Confidential CREDITSUISSE 17

Overview of Diamond Resorts Well Positioned Among Branded Players Diamond Resorts 2009 average unit-equivalent selling price in North America: $25,9 6
Confidential 1

Overview of Diamond Resorts Key Business Areas Vacation Interest Sales Confidential 19

Overview of Diamond Resorts A Market Leader — Owner Families Scurce: Company reports and industry websites
Confidential 20

Overview of Diamond Resorts worldwide resort destinations Confidential 21

Overview of Diamond Resorts worldwide resort destinations Confidential 22

3. Overview of Diamond Resorts i) Property Management Confidential 23

Property Management diamond resorts Overview One of the largest vacation ownership resort property management companies in the world Builds brand awareness and ensures seamless delivery of brand values Professional services offering entails: Association management Inventory yield management, rental programs and reservations Accounting and treasury A profitable business that supports vacation interest sales In 200 , Diamond renegotiated and modified its resort management contracts resulting in an increase in annual cashflow of approx. $2 million in 2009 and an additional $7 million annually in 2010 Contracts are typically 3-5 years in term with evergreen clauses built in Generally, contracts provide revenue of cost plus 15% to Diamond Resorts and allow for the full recovery of shared corporate expenses Diamond manages approx. $325 million of annual HOA costs globally, resulting in management fee income of approx. $50 million in 2009 Stable/predictable and contractual source of revenue Confidential credit suisse 24

3. Overview of Diamond Resorts ii) Sales & Marketing Confidential 25

Sales & Marketing diamond resorts Overview Diamond Resorts deploys various strategic marketing channels which consist of: In-house Outside public contacts ( OPC ) Mini-vacations Tour vendors Owner referral Trial programs Telemarketing tours The company markets and sells Vacation Interests in Vacation Points — Vacation Points consist of Vacation Interest ownership on a float unit/float season structure conveyed as an undivided interest Potential members may purchase Vacation Interests through an experienced sales force located on premise at select resorts, several off-site sales centers and through call centers worldwide Members can also utilize their Vacation Points as currency for services such as airline tickets, miles, and cruises Confidential credit suisse 26

Sales & Marketing 2009 Sales Statistics (As of June 30, 2009) Confidential 27

3. Overview of Diamond Resorts iii) Consumer Finance Confidential 2

Consumer Finance diamond resorts Functions and Responsibilities DRFS is a vertically integrated consumer finance servicer Key functions include: Credit Underwriting — Reconveyance Price Compliance — Mortgage Servicing for US Resorts Contract Origination — Collections and Recovery Title & Collateral Services — Resort Maintenance Fee Collection Escrow Processing - Customer Service Sales/Inventory — Investor Reporting Portfolio Data Analyses Agreed upon procedures ( AUP ) are performed annually by an independent public accounting firm on the Servicer’s servicing controls and procedures as identified in the Uniform Single Attestation Program ( USAP ) for Mortgage Bankers established by the Mortgage Bankers Association of America. The 200 AUP was performed without exceptions Confidential credit suisse

Consumer Finance diamond resorts Underwriting Overview Site processor enters in applicant’s information as well as spouse’s information, if applicable Complete credit report is selected from batch of recent credit requests by contract processor at headquarters m Site processor will only be able to view the financing tier (see next page) that the customer has been approved for and no details of the customer’s credit itself DRFS is the only entity that receives a full copy of applicant’s credit report Full report includes the following information: Personal information Demographics FICO score Credit profile containing open accounts and current debt Recent credit inquiries Direct check listing Available Diamond financing options Confidential credit suisse

Consumer Finance Current DRFS Risk-Based Pricing Matrix DOWN INTEREST TERM FICO TIER FICO SCORE PAYMENT % RATE % (months) 10.00 15.9 120, 4, 60 Tierl > 00 >14.99 R9 120, 4,60 >24.99 119 120, 4,60 10.00 17.9 120, 4,60 ~ Tier 2 700-799 >14.99 16.9 120, 4, 60 >24.99 15.9 120, 4, 60 Tier 1 — 2 >699 >49.99 12.9 120, 4, 60 10.00 17.9 120, 4, 60 Tier 3 65° 6 >14.99 16.9 120, 4, 60 >24.99 15.9 120, 4, 60 . . ,nn ,An >14.99 17.9 120, 4,60 Tl 4 6°°-649 >24.99 15.9 mi 4! 60 TierS 575 — 599 >29.99 17.9 120, 4, 60 Tier 6 525 — 574 >49.99 17.9 120, 4, 60 Tier 7 | 525 | 100 | n/a | n/a For existing owners add-on, upgrade or wrap: I I 10.00 I 15.9 I 120, 4,60 Tier 1-3 >649 >14.99 149 120, 4, 60 I >24.99 | 13.9 120, 4,60 Confidential 31

Consumer Finance Historical Weighted Average FICO Score of DRFS’ Servicing Portfolio Note: This chart is comprised of On and Off Balance Sheet mortgages receivable.
Confidential 32

Consumer Finance diamond resorts Servicing History Commenced operations in late 199 Utilized Concord Loan Servicing from 199 through end of 2003 for the following processes: Servicing software Coupon books and year-end tax reporting Credit reporting on delinquent accounts Cash posting and lock box processing Other servicing functions performed by DRFS include: Portfolio management Collections and recovery Customer service Collateral, title and reconveyance services Investor reporting and static pool analysis Since January 2004, all servicing functions have been performed by DRFS As of June 30, 2009, DRFS’s total servicing portfolio was comprised of approx. 42,200 timeshare loans with an aggregate outstanding loan balance equal to approx. $364 million Confidential credit suisse 33

Consumer Finance Siauaw diamond resorts Payment Processing Overview Members can make mortgage payments by accessing their personal account at DiamondResorts.com, sending a check, or by speaking with a representative and paying via check by phone or credit card Lockbox Processing Bank account collects mortgage payments through third party lockbox (Regulus) Processed electronically for loans and download information is available on demand Auto Debit Automated Clearing House (ACH) payments processed daily ACH transmittals are sent electronically and are fully encrypted Credit Card Credit card payments are settled overnight Shift 4 system completes authorization for credit card payments All payments are posted the next business day and backdated All payments are reconciled between Atlas and Shift 4 to Harland Discrepancies are identified and resolved daily prior to posting Internet Payments & Check by Phone Payment is settled daily through technology department Batches are created through Atlas, Shift4, or Online Resources (check by phone) All payments are reconciled prior to posting the next business day Confidential credit suisse

Consumer Finance diamond resorts Collections Overview Collection begins at 10 days past due Past due letters are mailed at day 10, day 30, day 60 and continue as appropriate Accounts that are 90 days past due are forwarded to the loss mitigation team for full reinstatement, work out/payment plan or mutual release/deed in lieu of foreclosure Accounts that are 120 days past due are sent a Notice of Default and then the Servicer commences default processing 20 to 30 full-time collection agents are employed for inbound and outbound collection of delinquent mortgages, maintenance fees and Club dues Utilization of an outbound dialer places 1 ,000 calls per day while running concurrently with inbound calls averaging 1,200 per day Individual and departmental collection efforts are supervised Goals and standards are established for each collector h Quality control program is in place utilizing monitoring, dialer reporting and Central Management System reporting On going training is conducted to ensure compliance and quality control Multi-lingual collection capability Hours of operation: Monday through Friday 6am -7pm, Saturday and Sunday 6am-3pm Confidential credit suisse 35

Consumer Finance Collections Timeline 10 Days Past Due A past due notice is generated and mailed. Collection calls commence. 30 Days Past Due A letter is sent advising that 2 payments are now due and payable within 7 days. Continue collection calls. 60 Days Past Due A letter is sent advising the customer that the loan balance has been accelerated and that legal action may commence within 30 days if delinquency is not resolved. 90 Days Past Due Account is transferred to Loss Mitigation 120 Days Past Due Default processing commences. Follow up phone calls are conducted to encourage customer to return DIL or initiate workout options. Confidential credit suisse 36

Consumer Finance diamond resorts Servicing Software and Logistics Interlinq Servicing Software Proven mortgage loan servicing solution The John H. Harland Company has been in business since 1923, serving 1,300 financial institutions of all types and sizes INTERLINQ systems enjoy a solid position within every lender segment, including banks, mortgage companies, credit unions and thrifts Affordable, scalable technology Flexible and powerful reporting /document system using Crystal Reports User-friendly windows based system and comprehensive online help system reduces training time and increases productivity Advanced loss mitigation and default tracking / reporting Regulus Retail Lockbox Processing Market leader in retail lockbox processing — Sophisticated technology: image archive internet services, automated data delivery and a powerful remittance processing operating platform Confidential credit suisse 37

Consumer Finance diamond resorts Information Systems Atlas Leads, tours and contracts Reservations and The Club management Property management Travel administration HOA maintenance fee billing and accounts receivable Harland — Loan Servicing — Oracle financials are automatically uploaded with Harland information Disaster Recovery Plan Segregated redundant servers for US and Europe Standard daily three generation rotation back-up Equivalent of 6 months of data Back-up tapes are stored off-site with Iron Mountain m Security Centralized security methodology All systems have unique users and require password authentication Fireproof secured server room Confidential credit suisse

3. Overview of Diamond Resorts iv) Previous Timeshare Loan Financings Confidential 39

Previous Timeshare Loan Financings Diamond Resorts has completed four securitizations of its receivable portfolios Signature Resorts Jun-9 A-l $37,470, 66 $ — AAA No Change Vacation Ownership A-2 50,000,000 — A AA 199 -A ( Signature 199 -A ) A-3 12, 00,614 — BBB A+ $100,271,4 0 $ - TerrasunLLC Vacation Mar-99 A $52,000,000 $ — AAA No Change Ownership Receivables — Backed Notes 1999-A B 35,000,000 — A AA ( Terrasun 1999-A ) C 13,000,000 — BBB A D 4,000,000 — BB BBB $ 104,000,000 $ — Dutch Elm, LLC Vacation A $33,700,000 $ — AAA No Change Ownership Receivables - Backed Notes 1999-B Dec-99 B 15,000,000 — A AA ( Dutch Elm 1999-B ) C 10,000,000 — BBB A $5 ,700,000 $ — Sunterra Owner Trust 2004-1 Sep-04 A $66,000,000 $10,603,343 AAA No Change Timeshare Loan Backed Notes — Series 2004-1 B 1 ,430,000 2,960,903 AA No Change ( SOT 2004-1 ) C 17,570,000 2, 22,73 A No Change D 49,710,000 7,9 6,245 BBB No Change $151,710,000 $24,373,229 Sunterra Owner Trust 2004-1 was rated by Fitch, Moody’s and Standard & Poor’s. The remainder were rated only by Fitch. Confidential credit suisse

3. Overview of Diamond Resorts v) Summary Financial Information Confidential 41

Summary Financial Information Vacation Interest sales, gross $274.1 $74. $73.7 $1.2 $64.6 $294.3 $54.5 $5 .6 $25 .9 Provision for uncollectible Vacation Interest revenue (12.9) (4.4) (5.0) (6.9) (34.) (51.2) (5.4) (1.5) (4 .6) Cash incentives (7.7) (2.2) (2.3) (2.4) (1.9) ( .9) (1.2) (0.5) (6.1) Vacation Interest, net 253.4 6 .1 66.4 71.9 27.9 234.3 47. 56.6 204.2 Mgmt, member & other services 6.6 26.6 2 .0 30.4 29.2 114.2 30.1 40. 130.6 Interest 52.4 13.2 13. 14.1 12. 53.9 11.7 11.0 49.7 Gain on the sale of mortgages receivable 0.5 0.1 0.1 0.1 0.1 0.3 0.1 0.1 0.3 Net Revenues 392.9 10 .0 10 .2 116.5 70.0 402.7 9. 10 .4 3 4.7 Vacation Interest cost of sales 56.2 16.3 17.2 17.6 16.5 67.6 10.7 12.6 57.4 Advertising, sales and marketing 134.4 34.4 36. 44. 32.5 14 .6 27.1 27.2 131.7 Vacation Interest carrying cost, net 24.3 6.1 6.3 5. 4.7 22. .6 7.1 26.2 Management, member and other services 55.9 15.1 15.2 16.0 12.7 59.0 13.1 13.9 55.7 Loan portfolio .1 2.5 2.4 1. 2.1 . 2.2 2.6 . General and administrative 7.0 14.7 17.7 21.0 25.4 7 .7 1 .1 17.2 1.7 Gain on sales of assets (0.1) (0.0) (0.0) (0.7) 0.3 (0.4) (0.0) 0.0 (0.4) Depreciation and amortization 14.3 4.9 4.4 4.6 2. 16.7 3.2 3.4 14.1 Operating Profit 12. 14.0 .3 5.6 (26.9) 1.1 6.6 24.3 9.6 CashEBITDA 113.4 35.5 30.0 27.4 (23.4) 69.6 21.1 41.0 66.1 Adjustments 1 .6 (24.3) 1.6 2. _ 44.5 24.5 (6.2) (12.6) 2 .4 Consolidated EBITDA $132.0 $11.2 $31.6 $30.2 $21.1 $94.1 $14. $2 .5 $94.5 Confidential 42

4. Historical Static Pool Gross Default Performance Confidential 43

Static Pool Cumulative Gross Default Analysis Static Pool Cumulative Gross Defaults (No Recoveries) Weighted average FICO score for obligors in the DROT 2009-1 Statistical Pool is 727 Confidential credit suisse 44

Static Pool Cumulative Gross Default Analysis Static Pool Cumulative Gross Defaults (No Recoveries) Obligors that have a FICO score of 00 and above represent 9.3% of the DROT 2009-1 Statistical Pool Confidential credit suisse 45

Static Pool Cumulative Gross Default Analysis Static Pool Cumulative Gross Defaults (No Recoveries) Obligors that have a FICO score of 750 -799 represent 2 .3% of the DROT 2009-1 Statistical Pool Confidential credit suisse 46

Static Pool Cumulative Gross Default Analysis Static Pool Cumulative Gross Defaults (No Recoveries) Obligors that have a FICO score of 700 — 749 represent 2 .4% of the DROT 2009-1 Statistical Pool Confidential credit suisse 47

Static Pool Cumulative Gross Default Analysis Static Pool Cumulative Gross Defaults (No Recoveries) Obligors that have a FICO score of 650 — 699 represent 22.6% of the DROT 2009-1 Statistical Pool Confidential credit suisse 4

Static Pool Cumulative Gross Default Analysis Static Pool Cumulative Gross Defaults (No Recoveries) Obligors that have a FICO score of 600 — 649 represent 9.3% of the DROT 2009-1 Statistical Pool Confidential credit suisse 49

Static Pool Cumulative Gross Default Analysis Static Pool Cumulative Gross Defaults (No Recoveries) Approx. 2.3% of the loans in the DROT 2009-1 Statistical Pool are not scored Confidential credit suisse 50

Appendix A. DROT 2009-1 Statistical Pool Characteristics Confidential 51

DROT 2009-1 Statistical Pool Characteristics Summary of Statistical Pool Characteristics as of the Statistical Cut-Off Date Aggregate Loan Balance $123,446,534 Range of Loan Balances $257 to $75,5 0 Average Loan Balance $10,755 Range of Coupon Rates .40% to 17.90% Weighted Average Coupon Rate 14.97% Range of Original Terms 24 to 1 0 months Weighted Average Original Term 121 months Range of Obligor Equity at Closing 10.00% to 99.44% Weighted Average Obligor Equity at Closing 30.69% Range of Remaining Months to Maturity 1 to 174 months Weighted Average Remaining Months to Maturity 100 months Range of Seasoning 0 to 167 months Weighted Average Seasoning 21 months Range of Credit Scores (1) 600 to 44 Weighted Average Credit Score (1) 727 Mortgage Loans 14.54% Points-Based Loan 5.46% Domestic Obligors 96.64% Foreign Obligors 3.36% (1) Approximately 2.26% of the loans in the statistical portfolio are not scored Confidential 52

DROT 2009-1 Statistical Pool Characteristics diamond resorts Coupon Rate Percentage of Percentage of Statistical Number Statistical Cut-Off Statistical Cut-Off Cut-Off Date Aggregate Coupon Rate Timeshare Loans Date Loans (%) Date Loan Balance ($) Loan Balance (%) .001-9.000 9 0.0% $31,696 0.03% 9.001 — 10.000 16 0.14 52,623 0.04 10.001-11.000 67 0.5 346,942 0.2 11.001-12.000 199 1.73 1,27 ,395 1.04 12.001 — 13.000 609 5.31 4,716,713 3. 2 13.001 — 14.000 4,239 36.93 4 ,454,109 39.25 14.001-15.000 1,956 17.04 20,791,512 16. 4 15.001 — 16.000 3,222 2 .07 35,01 ,961 2 .37 16.001-17.000 195 1.70 1,960,595 1.59 17.001 — 1 .000 966 .42 10,794,9 7 .74 Total: 11.47 100.00% $123,446.534 100.00% Original Term to Maturity Percentage of Percentage of Statistical Number Statistical Cut-Off Statistical Cut-Off Cut-Off Date Aggregate Original Term Timeshare Loans Date Loans (%) Date Loan Balance ($) Loan Balance (%) 13-24 9 0.0% $31,696 0.03% 49-60 0.77 451,390 0.37 73- 4 571 4.97 3,143,913 2.55 109-120 10,413 90.72 114,435,034 92.70 169- 1 0 397 3.46 5,3 4,500 4.36 Total: 11,47 100.00% $123,446,534 100.00% Confidential credit suisse 53

DROT 2009-1 Statistical Pool Characteristics diamond resorts Remaining Term to Maturity Percentage of Percentage of Statistical Number Statistical Cut-Off Statistical Cut-Off Cut-Off Date Aggregate Remaining Term Timeshare Loans Date Loans (%) Date Loan Balance ($) Loan Balance (%) 0-12 371 3.23% $471,532 0.3% 13-24 397 3.46 1,291,047 1.05 25-36 332 2. 9 2,05 ,230 1.67 37-4 170 1.4 1,22 ,620 1.00 49-60 150 1.31 99 , 11 0. 1 61-72 425 3.70 3,922, 53 3.1 73- 4 1,367 11.91 13,4 5,561 10.92 5-96 1,941 16.91 21,270,497 17.23 97-10 2,451 21.35 31,014,510 25.12 109-120 3,497 30.47 42,4 6,209 34.42 121 — 132 6 0.05 65, 90 0.05 133-144 7 0.06 90, 76 0.07 145-156 0.07 20 ,009 0.17 157-16 330 2. 4,532,179 3.67 169-1 0 26 0.23 321,709 0.26 Total: 11,47 100.00% $123,446,534 100.00% Loan Type Percentage of Percentage of Statistical Number Statistical Cut-Off Statistical Cut-Off Cut-Off Date Aggregate Type Timeshare Loans Date Loans (%) Date Loan Balance ($) Loan Balance (%) Mortgage 1, 2 15.93% $17,951,942 14.54% Points 9,650 4.07 105,494,592 5.46 Total: 11,47 100.00% $123,446,534 100.00% Confidential credit suisse 54

DROT 2009-1 Statistical Pool Characteristics diamond resorts Seasoning Percentage of Percentage of Statistical Number Statistical Cut-Off Statistical Cut-Off Cut-Off Date Aggregate Seasoning Timeshare Loans Date Loans (%) Date Loan Balance ($) Loan Balance (%) 0-12 3,954 34.45% $4 ,541,043 39.32% 13-24 2,633 22.94 32,722,557 26.51 25-36 1,913 16.67 20,711,3 1 16.7 37-4 1,372 11.95 13,305,410 10.7 49-60 600 5.23 4, 50,174 3.93 61-72 2 2 2.46 1,373,0 0 1.11 73- 4 167 1.45 637, 76 0.52 5-96 7 0.76 399,344 0.32 97-10 220 1.92 610,364 0.49 109-120 243 2.12 266,11 0.22 121-132 2 0.02 11, 39 0.01 145-156 3 0.03 14,342 0.01 157- 16 2 0.02 3,006 0.00 Total: 11.47 100.00% $123,446,534 100.00% Confidential credit suisse 55

DROT 2009-1 Statistical Pool Characteristics diamond resorts Credit Score Percentage of Percentage of Statistical Number Statistical Cut-Off Statistical Cut-Off Cut-Off Date Aggregate Credit Score Timeshare Loans Date Loans (%) Date Loan Balance ($) Loan Balance (%) Not Available 309 2.69% $2,792,054 2.26% 600-649 1,0 9 9.49 11,421,419 9.25 650-699 2,590 22.56 27, 47,406 22.56 700-749 3,215 2 .01 34,999,793 2 .35 750-799 3,170 27.62 34,966,437 2 .33 00 — 50 1,105 9.63 11,419,424 9.25 Total: 11,47 100.00% $123,446,534 100.00% Original Loan Balance Percentage of Percentage of Statistical Number Statistical Cut-Off Statistical Cut-Off Cut-Off Date Aggregate Original Loan Balance Timeshare Loans Date Loans (%) Date Loan Balance ($) Loan Balance (%) 0.01-5,000.00 544 4.74% $1,923,494 1.56% 5,000.01 — 10,000.00 4,34 37. 2 ,760,950 23.30 10,000.01-15,000.00 3,514 30.62 35,944,165 29.12 15,000.01-20,000.00 1,62 14.1 23,5 3,166 19.10 20,000.01-25,000.00 7 9 6. 7 14,912,62 12.0 25,000.01-30,000.00 373 3.25 ,7 2,061 7.11 30,000.01-35,000.00 146 1.27 4,246,265 3.44 35,000.01-40,000.00 63 0.55 2,102,651 1.70 40,000.01-45,000.00 30 0.26 1,14 ,652 0.93 45,000.01-50,000.00 17 0.15 695,541 0.56 50,000.01 - 55,000.00 9 0.0 420,904 0.34 55,000.01 — 60,000.00 7 0.06 370,075 0.30 60,000.01-65,000.00 6 0.05 329,191 0.27 70,000.01 — 75,000.00 1 0.01 3,934 0.00 75,000.01 — 0,000.00 3 0.03 222, 55 0.1 Total: 11,47 100.00% $123,446,534 100.00% Confidential credit suisse

DROT 2009-1 Statistical Pool Characteristics diamond resorts Purchase Price Percentage of Percentage of Statistical Number Statistical Cut-Off Statistical Cut-Off Cut-Off Date Aggregate Purchase Price Timesnare Loans Date Loans (%) Date Loan Balance ($) Loan Balance (%) 0.01-5,000.00 191 0.17% $599,470 0.49% 5,000.01-10,000.00 2,409 20.99 14,461,951 11.72 10,000.01 — 15,000.00 3,239 2 .22 27, 04,596 22.52 15,000.01-20,000.00 2,077 1 .10 22,951,541 1 .59 20,000.01-25,000.00 1,356 11. 1 17,493,7 9 14.17 25,000.01-30,000.00 75 7.62 13,393,155 10. 5 30,000.01 — 35,000.00 533 4.64 ,933,491 7.24 35,000.01-40,000.00 327 2. 5 6,426,912 5.21 40,000.01-45,000.00 16 1.46 3,4 5,719 2. 2 45,000.01-50,000.00 102 0. 9 2,192,6 0 1.7 50,000.01-55,000.00 60 0.52 1,495, 15 1.21 55,000.01-60,000.00 46 0.40 1,041,555 0. 4 60,000.01 — 65,000.00 29 0.25 750,505 0.61 65,000.01 - 70,000.00 16 0.14 544,200 0.44 70,000.01-75,000.00 15 0.13 449,203 0.36 75,000.01 — 0,000.00 0.07 330,709 0.27 0,000.01 — 5,000.00 0.07 319,61 0.26 Greater than 5,000.00 19 0.17 771,625 0.63 Total: 11,47 100.00% $123,446,534 100.00% Confidential credit suisse

DROT 2009-1 Statistical Pool Characteristics diamond resorts Statistical Cut-Off Date Loan Balance Percentage of Percentage of Statistical Number Statistical Cut-Off Statistical Cut-Off Cut-Off Date Aggregate Current Balance Timeshare Loans Date Loans (%) Date Loan Balance ($) Loan Balance (%) 0.01-5,000.00 1,666 14.51% $5,200,470 4.21% 5,000.01-10,000.00 4,712 41.05 35,941,5 1 29.12 10,000.01 — 15,000.00 2, 75 25.05 35,101,590 2 .43 15,000.01-20,000.00 1,254 10.93 21,443,240 17.37 20,000.01-25,000.00 546 4.76 12,130,955 9. 3 25,000.01-30,000.00 224 1.95 6,092,491 4.94 30,000.01-35,000.00 106 0.92 3,417,677 2.77 35,000.01-40,000.00 47 0.41 1,74 ,539 1.42 40,000.01-45,000.00 22 0.19 937,951 0.76 45,000.01-50,000.00 10 0.09 4 0,2 2 0.39 50,000.01 - 55,000.00 7 0.06 367,996 0.30 55,000.01-60,000.00 2 0.02 115,347 0.09 60,000.01 — 65,000.00 4 0.03 245,560 0.20 70,000.01-75,000.00 2 0.02 147,275 0.12 75,000.01 — 0,000.00 1 0.01 75,5 0 0.06 Total: 11,47 100.00% $123,446,534 100.00% Obligor Equity % Percentage of Percentage of Statistical Number Statistical Cut-Off Statistical Cut-Off Cut-Off Date Aggregate Obligor Equity Timeshare Loans Date Loans (%) Date Loan Balance ($) Loan Balance (%) 10.00-19.99 4,012 34.95% $47,9 0, 95 3 . 7% 20.00-29.99 2,511 21. 30,335,36 24.57 30.00-39.99 1,064 9.27 13,462, 45 10.91 40.00-49.99 670 5. 4 ,754,001 7.09 50.00-59.99 75 7.62 9,314, 70 7.55 60.00-69.99 72 7.60 7,172,327 5. 1 70.00-79.99 79 6.95 4,5 5,392 3.71 0.00- 9.99 411 3.5 1,566,124 1.27 90.00 — 99.99 265 2.31 274,711 0.22 Total: 11,47 100.00% $123,446,534 100.00% Confidential CREDITSUISSE 5

DROT 2009-1 Statistical Pool Characteristics diamond resorts Geographic Location of Obligor Percentage of Percentage of Statistical Number Statistical Cut-Off Statistical Cut-Off Cut-Off Date Aggregate Obligor State Timeshare Loans Date Loans (%) Date Loan Balance ($) Loan Balance (%) Alabama 54 0.47% $525,567 0.43% Alaska 3 0.33 410,3 1 0.33 Arizona 1,234 10.75 13,952,960 11.30 Arkansas 6 0.75 902,390 0.73 California 2,7 3 24.25 31,009,211 25.12 Colorado 15 1.3 1,731,033 1.40 Connecticut 79 0.69 44,245 0.6 Delaware 33 0.29 306,61 0.25 District of Columbia 15 0.13 155,407 0.13 Florida 519 4.52 5,301,032 4.29 Georgia 219 1.91 2,1 4,6 9 1.77 Guam 2 0.02 15,650 0.01 Hawaii 27 0.24 304,715 0.25 Idaho 41 0.36 4 1,161 0.39 Illinois 339 2.95 3,425,214 2.77 Indiana 146 1.27 1,566,134 1.27 Iowa 7 0.76 95 ,4 4 0.7 Kansas 9 0.7 961,655 0.7 Kentucky 1 0.71 902,945 0.73 Louisiana 6 0.59 632,457 0.51 Maine 2 0.24 313,113 0.25 Maryland 321 2. 0 3,319,615 2.69 Massachusetts 116 1.01 1,211,692 0.9 Michigan 214 1. 6 2,340,544 1.90 Military Address 17 0.15 253,6 4 0.21 Minnesota 131 1.14 1,305,462 1.06 Mississippi 31 0.27 310,617 0.25 Missouri 227 1.9 2,376,079 1.92 Confidential CREDITSUISSE 59

DROT 2009-1 Statistical Pool Characteristics diamond resorts Geographic Location of Obligor (cont.) Percentage of Percentage of Statistical Number Statistical Cut-Off Statistical Cut-Off Cut-Off Date Aggregate Obligor State Timeshare Loans Date Loans (%) Date Loan Balance ($) Loan Balance (%) Montana 19 0.17 223,6 2 0.1 Nebraska 41 0.36 3 2,761 0.31 Nevada 201 1.75 2,233,520 1. 1 New Hampshire 32 0.2 347, 17 0.2 New Jersey 327 2. 5 3,300,002 2.67 New Mexico 104 0.91 1,139,907 0.92 New York 431 3.76 4,767,347 3. 6 North Carolina 23 2.07 2,5 3,166 2.09 North Dakota 6 0.05 71,646 0.06 Ohio 205 1.79 2,190,239 1.77 Oklahoma 10 0.94 1,129,725 0.92 Oregon 125 1.09 1,35 ,413 1.10 Pennsylvania 313 2.73 3,051,315 2.47 Puerto Rico 44 0.3 335,53 0.27 Rhode Island 27 0.24 264,6 0.21 South Carolina 115 1.00 1,21 ,371 0.99 South Dakota 12 0.10 106,704 0.09 Tennessee 131 1.14 1,177, 03 0.95 Texas 3 3 3.34 4,199, 0 3.40 Utah 50 0.44 609,071 0.49 US Virgin Islands 5 0.04 67,51 0.05 Vermont 16 0.14 179,316 0.15 Virginia 547 4.77 5, 32,3 6 4.72 Washington 293 2.55 3,075,102 2.49 West Virginia 31 0.27 304,616 0.25 Wisconsin 5 0.74 964,714 0.7 Wyoming 1 0.16 1 2,625 0.15 Foreign Address 3 3.3 4,145,910 3.36 Total; 11,47 100.00% $123,446,534 100.00% Confidential credit suisse 60

DROT 2009-1 Statistical Pool Characteristics diamond resorts Resort Percentage of Percentage of Statistical Number Statistical Cut-Off Statistical Cut-Off Cut-Off Date Aggregate Resort Location Timeshare Loans Date Loans (%) Date Loan Balance ($) Loan Balance (%) Cypress Pointe Resort and Grande Villas Orlando, FL 15 0.13% $12,707 0.01% Daytona Beach Regency (Deeded) Daytona Beach, FL 3 0.03 9,019 0.01 Daytona Beach Regency (Points) Daytona Beach, FL 0.07 65, 65 0.05 Desert Paradise Resort Las Vegas, NV 73 0.64 426,092 0.35 Diamond Resorts California Collection Various 30 7.23 9,770,424 7.91 Diamond Resorts Hawaii Collection Various 1,15 10.09 15,623,116 12.66 Diamond Resorts U.S. Collection Various 7,259 63.24 7 ,215,051 63.36 Flamingo Beach Resort St. Maarten, Netherlands 29 0.25 73,261 0.06 Antilles Grand Beach Orlando, FL 17 0.15 4 ,75 0.04 Island Links Resort Hilton Head, SC 0.07 40,626 0.03 Ka’anapali Beach Vacation Resort Lahaina, HI 1,016 . 5 11,337,930 9.1 Lake Tahoe Vacation Resort South Lake Tahoe, CA 21 1.90 2, 16,970 2.2 London Bridge Resort Lake Havasu City, AZ 5 0.04 23,742 0.02 Marquis Villas Resort Palm Springs, CA 29 0.25 110, 61 0.09 Polynesian Isles Kissimmee, FL 3 0.03 15,961 0.01 Royal Palm Beach Resort St. Maarten, Netherlands 11 0.10 31,375 0.03 Antilles San Luis Bay Inn Avila Beach, CA 197 1.72 1,715,329 1.39 Scottsdale Links Resort Scottsdale, AZ 160 1.39 796,297 0.65 Scottsdale Villa Mirage Scottsdale, AZ 6 0.05 15,965 0.01 TTie Historic Powhatan Resort James City, VA 3 0.03 12, 57 0.01 The Point at Poipu Kauai, HI 306 2.67 1, 42,7 0 1.49 The Ridge on Sedona Golf Resort Sedona, AZ 16 0.14 66,667 0.05 Village at Steamboat Springs Steamboat Springs, CO 4 0.03 10,435 0.01 Villas on the Lake at Lake Conroe Montgomery, TX 3 0.03 1, 27 0.00 Vacation Internationale VTS Program Various 91 0.79 349,257 0.2 Other Various 10 0.10 13,363 0.00 fetal: 11,47 100.00% $123,446,534 100.00% Confidential CREDITSUISSE 61

Diamond Resorts INTERNATIONAL Supplemental Information October 2009

Diamond’s Business Model Diversified stream of cash flows Resort operations Approximately 40% of the Company’s EBITDA contribution is generated from contractually recurring income streams Recently renegotiated the management agreements to a cost-plus methodology Contracts are evergreen and require a majority ownership vote to terminate 11 Management fees do not have any ADR (Average Daily Rate) or occupancy risk Vacation Interest sales Approximately 40% of the Company’s EBITDA contribution is generated through Vacation Interest sales Established marketing platform driving the most profitable tours Seasoned sales team with the ability to sell through the most turbulent markets (closing percentage has remained consistent) 11 Consumer finance Approximately 20% of the Company’s EBITDA contribution is generated through the financing of Vacation Interest purchases Long history of generating high quality paper First major timeshare company to institute front-end credit underwriting Reduced reliance on conduit capacity — net negative user of receivable financings since the credit crisis Since October 200 , approximately 65% of all sales paid cash prior to a loan being set-up

Diamond’s Business Model Capital Light No project-specific debt No inventory CapEx CapEx limited by credit agreements to $ million to $10 million annually through 2013 Normal inventory turnover and existing levels provide enough inventory to support sales without the need for additional CapEx Negative utilization of net receivables financings since the beginning of the credit crisis The Company generated $40 .3 million of timeshare sales between April 27, 2007 and September 30, 200 while consuming $19.4 million of net receivables financings The Conduit advance rate was 92% prior to the credit crisis The Company generated $177.7 million of timeshare sales between October 1, 200 and June 30, 2009 while reducing $3.6 million of net receivables financings The Conduit advance rate was de-levered to 75% through a combination of corporate cash and assets in connection with the extension executed in March 2009

Executicve management team Chairman & CEO of Diamond Resorts International® Over 20 years of experience in vacation ownership industry Founded the Cloobeck companies, a group of affiliated companies with a highly diversified portfolio of assets and 25 years of experience in the development, management, operations, marketing, and sales of real estate properties Chief Financial Officer for Diamond Resorts International® 20 years of experience as private equity / financial professional M.B.A. from J.L. Kellogg Graduate School of Management at Northwestern University Senior Vice President in charge of Diamond’s sales and marketing division Over 25 years experience in vacation ownership industry 1 billion dollars of vacation ownership sales in the last 4 years Senior Vice President in charge of Diamond’s resort management division Nearly 30 years of management experience with major hotel brands, including Marriott, Hilton, Ramada, and Radisson Vice President overseeing Diamond’s consumer finance division Over 20 years of experience in vacation ownership industry Financial services and operations professional corporate focus Management aggressively adjusted the Company’s plan and operations beginning in Q4 200 and into 2009 in order to meet the demands of the current economy and capital markets Diamond recognized the changing credit environment, took actions to mitigate the impact on liquidity and cash and is now reaping the rewards of management actions taken Pro-active actions taken: Capital Footprint Reduction: took steps to offset the rising cost of borrowing coupled with lower advance rates and tightening credit availability Implemented cash incentive programs to increase cash sales (cash sales have increased from 35% to 65%) Improved sales performance through the elimination of low VPG (Volume Per Guest) marketing programs Raised interest rates 200 bps Tightened credit underwriting guidelines Expense / Cost Control Closed three low margin sales centers Eliminated traditional FDI (First Day Incentive) programs Implemented new reduced sales commission structure Eliminated 444 employees — trimmed sales force and corporate headcount for a savings of $13.3 million annually Reduced one-time M&A, legal and professional fees Reduced vendor and OPC (Off Premise Contact) relationships Improve cash / liquidity: 11 Eliminated additional growth CapEx (inventory levels of 2-3 years, assuming no additional inventory additions through credit and HOA defaults)

current capitalization and credit statistics ($’sin millions) Cash and cash equivalents $17.4 Cash in escrow and restricted cash $51.6 Revolver $23.5 0.25x First Lien term loan 226.5 2.64x Total First Lien 250.0 2.64x Second Lien term loan 142.1 4.15x Other debt 4.3 4.19x Total Debt $396.5 4.19x LTMConsolidatedEBITDA1 $94.5 LTM Cash Interest Expense $36.4 Covenant First Lien Debt/Consolidated EBITDA1 2.64x 3.00x Total Debt/Consolidated EBITDA1 4.19x 4.75x Consolidated EBITDA1 /Cash Interest Expense 2.60x 1.90x Consolidated EBITDA = EBITDA less mortgage and securitized receivables financing interest plus Vacation Interest cost of sales and one-time adjustments

Financial Results Summary / ($’sin millions) BHH Revenues: Vacation Interest sales, gross $5 .6 $25 .9 $263. Provision for uncollectible Vacation Interest revenue (1.5) (4 .6) (50.5) Cash Incentives (0.5) (6.1) (5.5) Vacation Interest, net 56.6 204.2 207. Management, member and other services 40. 130.6 121.5 Interest 11.0 49.7 50.7 Gain on sale of mortgages receivable 0.1 0.3 0.1 Total revenues 10 .4 3 4.7 3 0.2 Costs and Operating Expenses: Vacation Interest cost of sales 12.6 57.4 59.7 Advertising, sales and marketing 27.2 131.7 135.6 Vacation Interest carrying cost, net 7.1 26.1 27.1 Management, member and other services 13.9 55. 5 .3 Loan portfolio 2.6 . 9.6 General and administrative 17.2 1.7 7 .1 (Gain) loss on sales of assets 0.0 (0.4) (0.4) Depreciation and amortization 3.4 14.1 15.6 Interest, net of capitalized interest 1 .5 72.0 72.2 Loss on extinguishment of debt — 10.6 .6 Impairments — 17.2 17.2 Total costs and operating expenses 102.7 474.9 4 1.5 Income (loss) before provision/benefit for income taxes 5. (90.2) (101.3) Provision for income taxes 0.7 2.3 1.3 Net Income (Loss) 5.1 (92.5) (102.6) EBITDA 2 .4 .7 (4.1) (+) Vacation Interest cost of sales 12.6 57.4 59.7 (-) Mortgage and securitized receivables financing interest (6.4) (24.7) (22.6) (+) Purchase accounting adjustments — 0.1 0.1 (+/-) Adjustments (6.1) 53.0 59. Consolidated EBITDA $2 .5 $94.5 $92.9

Historical financial Summary (S’sin millions) Revenues: Vacation Interest, net $274.6 $253.4 $234.3 Management, member and other services 2.7 7.5 114.2 Interest 40.0 52.4 53.9 Gain on sale of mortgages receivable 0.3 0.5 0.3 Total revenues 397.6 393. 402.7 Costs and Operating Expenses: Vacation Interest cost of sales 51.5 56.2 67.6 Advertising, sales and marketing 14 .7 132.3 14 .6 Vacation Interest carrying cost, net 1 .7 25.2 22.7 Management, member and other services 56.5 54.5 59.1 Loan portfolio 7.0 .1 . General and administrative 69.4 90.4 7 .7 (Gain) loss on sales of assets 0.2 — (0.4) Depreciation and amortization .3 14.3 16.7 Interest, net of capitalized interest 1 .6 65.3 71.0 Reorganization and restructuring 9.0 0.5 Impairments 23 — 17.2 Total costs and operating expenses 390.2 446. 4 9.9 Income (loss) before provision/benefit for income taxes 7.4 (53.0) (7.2) Provision for income taxes .1 1.9 1. Loss from continuing operations (0.7) (54.9) (9.0) Loss from discontinued operations 0.3 2.3 — Net Income (Loss) (1.0) (57.2) (9.0) EBITDA 49.1 2 .2 2.0 (+) Vacation Interest cost of sales 51.5 56.2 67.6 (-) Mortgage and securitized receivables financing interest (15.0) (19.3) (20.) (+) Purchase accounting adjustments — 29.0 1. (+) Adjustments 31.2 3 .0 43.6 Consolidated EBITDA $116. $132.1 $941

financial projections ($ in millions, except VPG data) Revenue VOI Sales, Grass $265.0 $262.9 $276.2 $297.3 $320.1 Provision for uncollectible Vacation Interest revenue (12.5) (13.7) (14.3) (15.5) (16.7) Cash Incentives ( .0) (7.9) ( .3) ( .9) (9.6) Vacation Interest, net (‘VOI ) $244.6 $241.3 $253.6 $272.9 $293. Management, member & other services 132.2 139.6 144.5 14 .4 151.6 Interest 52.6 53.7 5 .2 64.9 72.1 Total revenues $429.4 $434.6 $456.3 $4 6.1 $517.5% growth 6.6% 1.2% 5.0% 6.5% 6.4% Costs and Operating Expenses Vacation Interest cost of sales ($65. ) ($5 . ) ($56.5) ($51. ) ($52.6) Advertising, sales and marketing (132.) (134.3) (13 .2) (143.4) (14 .6) Vacation Interest carrying costs, net (31.) (36.9) (36.6) (34.2) (29.0) Management, member & other services (73.2) (72.7) (73.4) (74.2) (75.1) Loan portfolio (14.2) (13.) (14.5) (15.9) (17.7) General and Administrative (4 .9) (47.1) (51.0) (51.0) (53.2) Depreciation and amortization (1 .0) (11.2) (9.4) (9.4) (9.3) Operating profit $44.6 $59. $76.7 $106.3 $132.1 (-) Operating interest expense (mortgage & securitized receivables financing) (23.2) (22.0) (22.9) (25.4) (2 .2) (+) Depreciation and amortization 1 .0 IVj 9.4 9.4 9.3 EBITDA $39.5 $49.0 $63.2 $90.3 $113.2% margin 9.2% 11.3% 13. % 1 .6% 21.9% % growth NM 23.9% 29.0% 42.9% 25.4% (+) Vacation Interest cost of sales 65. 5 . 56.5 51. 52.6 Consolidated EBITDA $105.4 $10 .1 $120.1 $142.7 $166.3% margin 24.5% 24.9% 26.3% 29.3% 32.1% % growth 12.0% 2.5% 11.1% 1 . % 16.5% Summary stats Tours 136,620 137,700 141,143 144,21 147,293 Volume per Guest (‘VPG ) $1,940 $1,909 $1,957 $2,061 $2,173 ASM as % of VOI 54.3% 55.7% 54.5% 52.6% 50.6% Product cost as % of VOI 26.9% 24.3% 22.3% 19.0% 17.9% G&A as % of Total revenues 11.4% 10. % 11.2% 10.5% 10.3% Defaults as % of Avg. Rec. Balance 7.7% 5. % 4.7% 4.6% 4.7%

financial projections — credit statistics EBITDA $39.5 $49.0 $63.2 $90.3 $113.2% growth NM 23.9% 29.0% 42.9% 25.4% Consolidated EBITDA 105.4 10 .1 120.1 142.7 166.3% growth 12.0% 2.5% 11.1% 1 . % 16.5% Cash Interest Expense (excludes mortgage & securitized receivables financing) 45.2 47.1 49.3 47.2 42.5% growth 7.7% 4.3% 4.6% (4.2%) (10.1%) CapEx 6.0 6.0 6.0 6.0 6.0% growth (53.2%) - Balance sheet Unrestricted cash $19.2 $20.0 $20.0 $20.0 $20.0 Revolver 23.5 6.6 0.5 First lien 224.3 220.9 193.0 14 .9 1.0 Second lien 145. 151. 15 .1 164.6 171.4 Notes payable — Other 14 1/4 14 14 1.4 Total debt $394.9 $3 0.7 $353.0 $314.9 $253. Consolidated EBITDA credit stats Consolidated EBITDA / Cash Interest Expense 2.3x 2.3x 2.4x 3.0x 3.9x (Consolidated EBITDA — CapEx) / Cash Interest Expense 2.2x 2.2x 2.3x 2.9x 3. x First lien / Consolidated EBITDA 2.1x 2.0x 16x 1.0x O.Sx Total debt / Consolidated EBITDA 3.7x 3.5x 2.9x 2.2x 15x

Summary of 1st and 2nd Lien Agreement

1st lien

- Revolver maturity date: April 26, 2011
- Term loan maturity date: April 26, 2012
- Rate: LIBOR + 750bps (Cash)
- LIBOR floor: 2.00%
- **Covenants:**

Total Leverage		**First Lien Leverage**	
6/30/09:	4.75x	6/30/09:	3.00x
9/30/09:	4.55x	12/31/10:	2.50x
3/31/10:	4.25x	3/31/11:	2.25x
3/31/11:	3.75x	6/30/11:	2.00x
6/30/11:	3.50x	3/31/12:	1.50x
3/31/12:	3.00x	12/31/12:	1.25x
12/31/12:	2.75x	6/30/13 and after:	1.00x
3/31/13:	2.50x		
9/30/13 and after:	2.00x		

Interest coverage	
6/30/09:	1.90x
3/31/10:	2.00x
3/31/12:	2.25x
9/30/12:	2.50x
3/31/13 and after:	2.75x

CapEx Limitations
2009 and 2010: $8.0 million
2011 and thereafter: $10.0 million
Carryover permitted for 2 years

- **Mandatory prepayments**
  - Termination of the Tranche A Funding Amounts or Revolving Credit Commitments: 100% of all outstanding borrowings
  - Asset sales: 100% of Net Cash Proceeds except if such proceeds are reinvested in similar assets of the business
  - Equity issuance: 100% of Net Cash Proceeds, except for existing owner group
  - Excess Cash Flow: 100%
  - Debt issuance: 100% of Net Cash Proceeds, subject to certain exceptions
  - Quarterly repayment amount of $0.6 million, subject to certain change

2nd lien

- Term loan maturity date: April 26, 2013
- Rate: LIBOR + 1150bps (Cash: 750bps, PIK: 400bps)
- LIBOR floor: 2.00%
- **Covenants:**

Total Leverage	
6/30/09:	4.75x
9/30/09:	4.55x
3/31/10:	4.25x
3/31/11:	3.75x
6/30/11:	3.50x
3/31/12:	3.00x
12/31/12:	2.75x
3/31/13:	2.50x
9/30/13 and after:	2.00x

CapEx Limitations – Same as 1st lien

- **Mandatory prepayments**
  - Asset sales: 100% of net proceeds except if such proceeds are reinvested in similar assets of the business
  - Equity issuance: 100% of Net Cash Proceeds, except for existing owner group
  - Excess Cash Flow: 100%
  - Debt issuance: 100% of Net Cash Proceeds, subject to certain exceptions

Diamond Resorts International® 11